Co-operation Agreement
(*Perjanjian Kerjasama*)

Kangaroo Resources Limited

Thatcher Mining Pte Ltd

KAL Energy, Inc

PT Kubar Resources

SOEBAGJO, JATIM, DJAROT

Plaza DM, Level 17
Jl Jenderal Sudirman, Kav 25
Jakarta, 12920
Indonesia

Reference
NM:MXR

Contents

Schedules

Co-operation Agreement

DATE 8 April 2010

PARTIES

Kangaroo Resources Limited, a limited liability company established under the laws of the Commonwealth of Australia, having Australian Company Number **ACN 120 284 040** (**KRL**).

Thatcher Mining Pte Ltd, a limited liability company established under the laws of the Republic of Singapore with registered office at 9 Temasek Boulevard #16-02A, Suntec Tower Two, Singapore 03898 (**Thatcher**).

KAL Energy, Inc, a limited liability company established under the laws of Delaware, United States of America with an office located at The World Trade Centre, 14th Floor, Jl Jenderal Sudirman Kav 29-31, Jakarta 12920, Indonesia (**KAL**).

PT Kubar Resources, a limited liability company incorporated under the laws of the Republic of Indonesia, having its principal office at Jalan Angkasa Blok B6 Kav 6 R.809, Kemayoran, Jakarta 10270, Indonesia (**PT Kubar Resources**).

RECITALS

A. The parties intend to work together to achieve the best commercial outcome for the Project and the Company in accordance with the terms of this document.

OPERATIVE PROVISIONS

1. INTERPRETATION

1.1 Definitions

The following definitions apply in this document.

Perjanjian Kerjasama

TANGGAL 8 April 2010

PARA PIHAK

Kangaroo Resources Limited, suatu perseroan terbatas yang didirikan berdasarkan hukum Negara Persemakmuran Australia, dengan Nomor Perusahaan Australia **ACN 120 284 040** (**KRL**).

Thatcher Mining Pte Ltd, suatu perseroan terbatas yang didirikan berdasarkan hukum Republik Singapura beralamat di 9 Temasek Boulevard #16-02A, Suntec Tower Two, Singapore 03898 (**Thatcher**).

KAL Energy, Inc, suatu perseroan terbatas yang didirikan berdasarkan hukum Delaware, Amerika Serikat beralamat di The World Trade Centre, Lantai 14, Jl Jenderal Sudirman Kav 29-31, Jakarta 12920, Indonesia (**KAL**).

PT Kubar Resources, suatu perseroan terbatas yang didirikan berdasarkan hukum Republik Indonesia, beralamat di Jalan Angkasa Blok B6 Kav 6 R.809, Kemayoran, Jakarta 10270, Indonesia (**PT Kubar Resources**).

PENDAHULUAN

A. Para pihak bermaksud untuk bekerjasama untuk mencapai hasil komersial yang terbaik bagi Proyek dan Perusahaan sesuai dengan ketentuan-ketentuan dalam dokumen ini.

KETENTUAN PELAKSANAAN

1. PENAFSIRAN

1.1 Definisi

Definisi-definisi berikut berlaku dalam dokumen ini.

Business Day means a day (not being a Saturday or Sunday) on which banks are generally open for business in Jakarta, Indonesia.

Hari Kerja berarti suatu hari (selain hari Sabtu atau Minggu) dimana bank-bank buka untuk usaha perbankan secara umum di Jakarta, Indonesia.

Claim means a claim, action, proceeding or demand made against the person concerned, however it arises and whether it is present or future, fixed or unascertained, actual or contingent.

Klaim berarti suatu klaim, tindakan, proses hukum atau tuntutan yang dibuat terhadap pihak yang bersangkutan, bagaimanapun hal tersebut muncul dan apakah hal tersebut terjadi saat ini ataupun masa depan, tetap ataupun tidak tetap, aktual ataupun tidak pasti.

Company means PT Graha Panca Karsa, a limited liability company incorporated under the laws of the republic of Indonesia, having its principal office at Jl A W Syahrani PT 024 RW 008 Samarinda 75124, East Kalimantan, Indonesia.

Perusahaan berarti PT Graha Panca Karsa, suatu perseroan terbatas yang didirikan berdasarkan hukum Republik Indonesia, beralamat di Jl A W Syahrani RT 024 RW 008 Samarinda 75124, Kalimantan Timur, Indonesia.

Completion means the performance by the parties of their obligations under clause 3.

Penyelesaian berarti pelaksanaan oleh para pihak atas kewajiban mereka berdasarkan pasal 3.

Completion Date means, subject to clause 1.3, 7 days from the date on which all of the conditions referred to in clause 2.1 have been either satisfied or waived under clause 2.2.

Tanggal Penyelesaian berarti, tunduk kepada pasal 1.3, 7 hari sejak tanggal dimana semua persyaratan yang disebutkan dalam pasal 2.1 telah dipenuhi atau dikesampingkan berdasarkan pasal 2.2.

Co-operation Obligations has the meaning given in clause 4.

Kewajiban Kerjasama memiliki arti sebagaimana diberikan dalam pasal 4.

Deed of Assignment means the document assigning the KAL Project Interest, substantially in the form annexed hereto as Schedule 5.

Akta Pengalihan berarti dokumen yang mengalihkan Kepentingan Proyek KAL, pada pokoknya dalam bentuk yang terlampir dalam dokumen ini sebagai Schedule 5.

Deed of Release means a deed of release in the form annexed hereto as Schedule 3.

Akta Pembebasan berarti suatu akta pembebasan dalam bentuk yang terlampir dalam dokumen ini sebagai Schedule 3.

Dispute means any dispute, controversy, or Claim arising out of, or relating to, this document or the breach, termination or invalidity of this document or the transactions it contemplates.

Sengketa berarti segala sengketa, kontroversi, atau Klaim yang muncul dari, atau berkaitan dengan, dokumen ini atau pelanggaran, pengakhiran atau ketidakberlakuan dari dokumen ini atau transaksi yang dimaksudkan didalamnya.

End Date means 5:00pm on 15 April 2010 or a later date if agreed in writing by the parties.

Tanggal Berakhir berarti pukul 17:00 atau 15 April 2010 atau tanggal kemudian jika disetujui secara tertulis oleh para pihak.

Future Sale Transaction means a transaction or series of transactions on arm's length terms agreed by KRL pursuant to which the Company, the Project or the Mining Authorisation is transferred to a third party or pursuant to which a third party otherwise obtains a substantial economic interest in the Company, the Project or the Mining Authorisation (either by ownership of any thing or by any agreement or arrangement), including through any loan arrangements (whether potentially convertible into shares, secured by shares or otherwise).

Transaksi Penjualan Masa Depan berarti suatu transaksi atau rangkaian transaksi dengan ketentuan yang bebas dan independen terhadap satu sama lainnya (*arm's length*) yang disetujui oleh KRL dimana menurutnya Perusahaan, Proyek atau Izin Pertambangan dialihkan kepada pihak ketiga atau dimana menurutnya pihak ketiga selain itu memperoleh kepentingan ekonomis yang besar dalam Perusahaan, Proyek atau Izin Pertambangan (baik melalui kepemilikan atas sesuatu atau melalui perjanjian atau pengaturan manapun), termasuk melalui pengaturan pinjaman manapun (baik secara potensial dapat dikonversi menjadi saham, dijamin dengan saham atau selain itu).

Government Agency means:

(a) a government or government department or other body;

(b) a governmental, semi–governmental or judicial person; or

(c) a person (whether autonomous or not) who is charged with the administration of a law,

whether at the Central, Provincial or Regional level or at any other level of government.

Badan Pemerintahan berarti:

(a) pemerintah atau departemen pemerintahan atau badan lainnya;

(b) pemerintahan, semi-pemerintahan atau pihak peradilan; atau

(c) pihak (baik otonom ataupun tidak) yang dibebankan dengan penyelenggaraan hukum,

baik pada tingkat Pusat, Propinsi atau Daerah atau pada tingkat pemerintahan lainnya manapun.

KAL Project Interest has the meaning given in clause 6.1.

Kepentingan Proyek KAL memiliki arti sebagaimana disebutkan dalam pasal 6.1.

KRL's Funding Contribution means any funding provided after the Completion Date by KRL to the Company, the Project or otherwise in relation to the Mining Authorisation, whether by way of loan, equity or otherwise.

Kontribusi Pendanaan KRL berarti segala pendanaan yang diberikan setelah Tanggal Penyelesaian oleh KRL kepada Perusahaan, Proyek atau selain itu terkait dengan Izin Pertambangan, baik melalui pinjaman, modal atau

selain itu.

KAL Group means Thatcher, KAL and PT Kubar Resources.

Kelompok KAL berarti Thatcher, KAL dan PT Kubar Resources.

Mining Authorisation means the *kuasa pertambangan* granted by the Regent of West Kutai on 12 September 2008 to the Company under decree No. 545/K.787.A/2008 and any successor or derived right, including (without limitation) an IUP or other mining right or authorisation granted under or in connection with the *kuasa pertambangan*.

Izin Pertambangan berarti kuasa pertambangan yang diberikan oleh Bupati Kutai Barat pada tanggal 12 September 2008 kepada Perusahaan berdasarkan surat keputusan No. 545/K.787.A/2008 dan segala hak penerus atau yang berasal darinya, termasuk (namun tidak terbatas pada) IUP atau hak atau kewenangan pertambangan lainnya yang diberikan berdasarkan atau sehubungan dengan kuasa pertambangan.

Net Sale Proceeds means the Sale Proceeds less costs incurred in connection with the procurement and implementation of a Future Sale Transaction, including any broker fees, royalty buy-outs and any other associated costs.

Hasil Penjualan Neto berarti Hasil Penjualan dikurangi biaya yang dikeluarkan terkait dengan pengadaaan dan pelaksanaan Transaksi Penjualan Masa Depan, termasuk segala biaya perantara, pembayaran royalti dan biaya lainnya yang terkait.

Project means the mining project conducted by the Company pursuant to and in connection with the Mining Authorisation.

Proyek berarti proyek pertambangan yang dilakukan oleh Perusahaan sesuai dengan dan dalam kaitannya dengan Izin Pertambangan.

Sale Proceeds means sale proceeds or other amounts payable to KRL by the third party pursuant to a Future Sale Transaction and actually received by KRL.

Hasil Penjualan berarti hasil penjualan atau jumlah lainnya yang dapat dibayarkan kepada KRL oleh pihak ketiga sesuai dengan Transaksi Penjualan Masa Depan dan benar-benar diterima oleh KRL.

Thatcher Parties means the parties listed in Schedule 2.

Pihak Thatcher berarti para pihak yang terdaftar dalam Schedule 2.

Transaction Documents means:

(a) this document;

(b) the Deed of Release; and

(c) the Deed of Assignment.

Dokumen Transaksi berarti:

(a) dokumen ini;

(b) Akta Pembebasan; dan

(c) Akta Pengalihan.

1.2 Rules for interpreting this document

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting

1.2 Peraturan untuk menafsirkan dokumen ini

Judul untuk memudahkan saja, dan tidak mempengaruhi penafsiran. Peraturan berikut juga berlaku

this document, except where the context makes it clear that a rule is not intended to apply.

dalam menafsirkan dokumen ini, kecuali dimana konteksnya menjadikan secara jelas bahwa suatu peraturan tidak dimaksudkan untuk berlaku.

(a) A reference to:

(i) a legislative provision or legislation (including subordinate legislation) is to that provision or legislation as amended, re–enacted or replaced, and includes any subordinate legislation issued under it;

(ii) a document (including this document) or agreement, or a provision of a document (including this document) or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii) a party to this document or to any other document or agreement includes a successor in title, permitted substitute or a permitted assign of that party;

(a) Acuan terhadap:

(i) ketentuan undang-undang atau perundang-undangan (termasuk peraturan pelaksanaan) adalah terhadap ketentuan atau perundang-undangan tersebut sebagaimana diubah, diundangkan kembali atau digantikan, dan termasuk segala peraturan pelaksanaan yang diterbitkan berdasarkan perundang-undangan tersebut;

(ii) dokumen (termasuk dokumen ini) atau perjanjian, atau ketentuan dari suatu dokumen (termasuk dokumen ini) atau perjanjian, adalah terhadap dokumen, perjanjian atau ketentuan tersebut sebagaimana diubah, ditambah, digantikan atau dinovasikan;

(iii) pihak dalam dokumen ini atau dalam dokumen atau perjanjian lainnya termasuk penerus haknya, pengganti yang diperbolehkan atau pihak yang ditunjuk

	yang diperbolehkan dari pihak tersebut;
(iv) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and	(iv) seseorang meliputi segala macam badan atau lembaga dari orang, baik didirikan atau mempunyai identitas hukum yang terpisah ataupun tidak, dan segala pelaksana, pengelola ataupun penerus menurut hukum dari orang tersebut; dan
(v) anything (including a right, obligation or concept) includes each part of it.	(v) apapun (termasuk suatu hak, kewajiban atau konsep) meliputi setiap bagian daripadanya.
(b) A singular word includes the plural, and vice versa.	(b) Kata bentuk tunggal meliputi juga bentuk jamak, dan sebaliknya.
(c) A word which suggests one gender includes the other genders.	(c) Kata yang menunjukkan salah satu jenis kelamin meliputi juga jenis kelamin yang lainnya.
(d) If a word or phrase is defined, any other grammatical form of that word or phrase has a corresponding meaning.	(d) Jika suatu kata atau frasa didefinisikan, bentuk gramatikal lainnya dari kata atau frasa tersebut memiliki arti yang sama.
(e) If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.	(e) Jika suatu contoh diberikan atas sesuatu (termasuk hak, kewajiban atau konsep), seperti dengan mengatakannya meliputi hal lainnya, contoh tersebut tidak membatasi ruang lingkup dari hal tersebut.
(f) A reference to **information** is to information of any kind in any form or medium, whether formal or informal, written or unwritten, for example, computer software or programs, concepts, data, drawings, ideas, knowledge, procedures, source codes or	(f) Acuan kepada **informasi** adalah atas informasi dalam jenis apapun dalam bentuk atau media apapun, baik resmi ataupun tidak resmi, tertulis ataupun tidak tertulis, sebagai contoh, piranti lunak atau program

	object codes, technology or trade secrets.		komputer, konsep, data, gambar, ide, pengetahuan, prosedur, kode sumber atau kode objek, teknologi atau rahasia dagang.
(g)	The word **agreement** includes an undertaking or other binding arrangement or understanding, whether or not in writing.	(g)	Kata **perjanjian** meliputi suatu janji atau pengaturan atau kesepahaman mengikat lainnya, baik tertulis ataupun tidak.
(h)	The expression **this document** includes the agreement, arrangement, understanding or transaction recorded in this document.	(h)	Pernyataan **dokumen ini** meliputi perjanjian, pengaturan, kesepahaman atau transaksi yang dicatat dalam dokumen ini.
(i)	A reference to **dollars** or **$** is to an amount in the currency of the United States of America.	(i)	Acuan terhadap **dolar** atau **USD** adalah atas suatu jumlah dalam mata uang Amerika Serikat.

1.3	**Non Business Days**	**1.3**	**Bukan Hari Kerja**
	If the day on or by which a person must do something under this document is not a Business Day:		Jika hari pada atau dimana seseorang harus melakukan sesuatu berdasarkan dokumen ini bukanlah Hari Kerja:
(a)	if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and	(a)	jika perbuatan tersebut melibatkan pembayaran yang telah jatuh tempo berdasarkan tuntutan, orang tersebut harus melakukannya pada atau di Hari Kerja berikutnya; dan
(b)	in any other case, the person must do it on or by the previous Business Day.	(b)	dalam kasus lain, orang tersebut harus melakukannya pada atau di Hari Kerja sebelumnya.
1.4	**Multiple parties**	**1.4**	**Beberapa pihak**
	If a party to this document is made up of more than one person, or a term is used in this document to refer to more than one party, then unless otherwise specified in this document:		Jika suatu pihak dalam dokumen ini terdiri dari lebih dari satu orang, atau suatu istilah digunakan dalam dokumen ini untuk mengacu kepada lebih dari satu pihak, maka kecuali ditentukan sebaliknya dalam dokumen ini:
(a)	an obligation of those persons is joint and several;	(a)	suatu kewajiban dari pihak-pihak tersebut adalah secara tanggung renteng;
(b)	a right of those persons is held by each of them severally; and	(b)	suatu hak dari pihak-pihak tersebut dimilki oleh

masing-masing dari mereka secara terpisah; dan

(c) any other reference to that party or term is a reference to each of those persons separately, so that (for example) a representation, warranty or undertaking relates to each of them separately.

(c) acuan lainnya terhadap pihak atau istilah tersebut adalah acuan terhadap masing-masing dari pihak-pihak tersebut secara terpisah, sehingga (sebagai contoh) suatu perwakilan, jaminan atau janji terkait kepada masing-masing dari mereka secara terpisah.

2. CONDITIONS PRECEDENT

2. PRASYARAT

2.1 Conditions precedent to Completion

The obligations to be performed by the parties on Completion do not become binding until each of the conditions set out in Schedule 4 (**Conditions Precedent**) is satisfied or waived under clause 2.2.

2.1 Prasyarat untuk Penyelesaian

Kewajban yang harus dilaksanakan oleh para pihak pada saat Penyelesaian tidak menjadi mengikat hingga setiap persyaratan yang dimuat dalam Schedule 4 (**Prasyarat**) dipenuhi atau dikesampingkan berdasarkan pasal 2.2.

2.2 Waiver of conditions

Any party to this agreement may, in its absolute discretion and subject to any conditions that the party thinks fit to impose, waive a Condition Precedent in its favour by written notice to the other parties.

2.2 Pengesampingan persyaratan

Pihak manapun dalam perjanjian ini dapat, berdasarkan kewenangan mutlaknya dan tunduk pada persyaratan apapun yang dianggap pihak tersebut tepat untuk diberlakukan, mengesampingkan Prasyarat untuk kepentingannya dengan pemberitahuan tertulis kepada para pihak lainnya.

2.3 Obligation to satisfy conditions

If Schedule 4 specifies something a party is to do to satisfy a Condition Precedent, or if a Condition Precedent contemplates action by a party, that party must take that action. Otherwise, the parties must:

(a) use reasonable endeavours (other than waiver) to ensure that each Condition Precedent is satisfied within the time limit specified for that condition; and

2.3 Kewajiban untuk memenuhi persyaratan

Jika Schedule 4 menentukan sesuatu yang harus dilakukan oleh suatu pihak untuk memenuhi suatu Prasyarat, atau jika suatu Prasyarat menghendaki suatu tindakan oleh suatu pihak, pihak tersebut harus melakukan tindakan tersebut. Selain itu, para pihak harus:

(a) menggunakan upaya yang wajar (selain pengesampingan) untuk memastikan bahwa setiap Prasyarat dipenuhi dalam batas waktu yang

ditentukan untuk syarat tersebut; dan

(b) keep each other informed of any circumstances which may result in any of the Conditions Precedent not being satisfied in accordance with its terms.

(b) menginformasikan satu sama lainnya atas keadaan yang dapat mengakibatkan Prasyarat manapun menjadi tidak terpenuhi sesuai dengan jangka waktunya.

2.4 Result of non-satisfaction of conditions

If the Conditions Precedent are not satisfied or waived under clause 2.2 on or before the End Date then all rights and obligations under this document other than:

(a) this clause 2 and clauses 1 Interpretation, 7 Confidentiality and Announcement, and 10 General; and

(b) rights that accrue before that date,

terminate on the day after the End Date, provided that a party who intentionally fails to complete a Condition Precedent shall not have the right to assert termination of this document.

2.4 Akibat dari tidak dipenuhinya persyaratan

Jika Prasyarat tidak dipenuhi atau dikesampingkan berdasarkan pasal 2.2 pada atau sebelum Tanggal Berakhir maka semua hak dan kewajiban berdasarkan dokumen ini selain dari:

(a) pasal 2 ini dan pasal-pasal 1 Penafsiran, 7 Kerahasiaan dan Pengumuman, dan 10 Umum; dan

(b) hak yang muncul sebelum tanggal tersebut,

berakhir pada hari setelah Tanggal Berakhir, dengan ketentuan bahwa suatu pihak yang dengan sengaja lalai untuk menyelesaikan Prasyarat tidak akan memiliki hak untuk menuntut pengakhiran dari dokumen ini.

3. COMPLETION

3.1 Time and place for Completion

Completion must take place on the Completion Date at the offices of Soebagjo, Jatim, Djarot in Jakarta.

3.2 Completion obligations

At Completion:

(a) **(payment)** KRL will pay the KAL Group $850,000 into the bank account identified in Schedule 1.

3. PENYELESAIAN

3.1 Waktu dan tempat untuk Penyelesaian

Penyelesaian harus terjadi pada Tanggal Penyelesaian di kantor Soebagjo, Jatim, Djarot di Jakarta.

3.2 Kewajiban Penyelesaian

Pada saat Penyelesaian:

(a) **(pembayaran)** KRL akan membayar kepada Kelompok KAL sebesar USD850,000 ke dalam rekening bank yang disebutkan dalam Schedule 1.

(b) **(Deed of Release)** The parties to the Deed of Release must enter into the Deed of Release before an Indonesian notary selected by KRL.

(b) **(Akta Pembebasan)** Para pihak dalam Akta Pembebasan harus membuat Akta Pembebasan dihadapan notaris Indonesia yang dipilih oleh KRL.

(c) **(KAL Project Interest)** The parties must enter into the Deed of Assignment before an Indonesian notary selected by KAL under which the KAL Group will be assigned the KAL Project Interest (as referred to in clause 6).

(c) **(Kepentingan Proyek KAL)** Para pihak harus membuat Akta Pengalihan dihadapan notaris Indonesia yang dipilih oleh KAL berdasarkan mana Kelompok KAL akan menerima pengalihan Kepentingan Proyek KAL (sebagaimana disebutkan dalam pasal 6).

4. CO-OPERATION OBLIGATIONS

4. KEWAJIBAN KERJASAMA

4.1 Co-operation for best commercial outcome

4.1 Kerjasama untuk hasil komersial yang terbaik

(a) For a period of 12 months from the date of this document, the parties will use their best endeavours to secure the best commercial outcome for the Company and the Project and optimise the value of the Company and the Project (**Co-operation Obligations**), which may include, inter alia, procuring a Future Sale Transaction in which case the Co-operation Obligations will include:

(a) Untuk jangka waktu 12 bulan sejak tanggal dokumen ini, para pihak akan menggunakan upaya terbaik mereka untuk mengamankan hasil usaha yang terbaik bagi Perusahaan dan Proyek dan mengoptimalkan nilai Perusahaan dan Proyek (**Kewajiban Kerjasama**), yang dapat meliputi, antara lain, mengadakan Transaksi Penjualan Masa Depan dimana dalam hal tersebut Kewajiban Kerjasama akan meliputi:

(i) if required by KRL, jointly appointing a mutually acceptable broker to procure a Future Sale Transaction; and

(i) jika diharuskan oleh KRL, secara bersama-sama menunjuk perantara yang disepakati secara bersama untuk mengadakan Transaksi Penjualan Masa Depan; dan

(ii) utilising all expertise and data available to each of

(ii) menggunakan seluruh keahlian

the parties in relation to the Company, the Project and the Mining Authorisations.

dan data yang tersedia bagi masing-masing dari para pihak terkait dengan Perusahaan, Proyek dan Izin Pertambangan.

(b) Without limitation to KAL Group's obligations under the Deed of Release, the KAL Group's Co-operation Obligations will also include:

(b) Tanpa membatasi kewajiban Kelompok KAL berdasarkan Akta Pembebasan, Kewajiban Kerjasama Kelompok KAL juga meliputi:

(i) taking, ensuring its employees and agents take and using reasonable endeavours to procure the Thatcher Parties to take, any actions reasonably necessary as determined by KRL to secure the best commercial outcome for the Company and Project and optimise the value of the Company and the Project (including in respect of a Future Sale Transaction);

(i) melakukan, memastikan pegawai dan agennya melakukan dan menggunakan upaya yang wajar untuk membuat Pihak Thatcher untuk melakukan, segala tindakan yang secara wajar diperlukan sebagaimana ditentukan oleh KRL untuk mengamankan hasil komersial yang terbaik dari Perusahaan dan Proyek dan mengoptimalkan nilai dari Perusahaan dan Proyek (termasuk sehubungan dengan Transaksi Penjualan Masa Depan);

(ii) not taking and ensuring its employees and agents do not take any actions that interfere with or are reasonably likely to interfere with securing the best commercial outcome for the Company and Project and optimising the value of the Company and the

(ii) tidak melakukan dam memastikan pegawai dan agennya tidak melakukan segala tindakan yang mencampuri dengan atau secara wajar mungkin mencampuri dengan

Project (including in respect of a Future Sale Transaction); and

(iii) with the full assistance of KRL, using its reasonable endeavours to ensure that the Thatcher Parties do not take any actions, and using its reasonable endeavours to mitigate any actions that the Thatcher Parties do take, that interfere with or are reasonably likely to interfere with securing the best commercial outcome for the Company and Project and optimising the value of the Company and the Project (including in respect of a Future Sale Transaction).

mengamankan hasil komersial yang terbaik bagi Perusahaan dan Proyek dan mengoptimalkan nilai dari Perusahaan dan Proyek (termasuk sehubungan dengan Transaksi Penjualan Masa Depan); dan

(iii) dengan bantuan penuh dari KRL, menggunakan upayanya yang wajar untuk memastikan bahwa Pihak Thatcher tidak melakukan tindakan apapun, dan menggunakan upayanya yang wajar untuk mengurangi tindakan apapun yang oleh Pihak Thatcher dilakukan, yang mencampuri dengan atau secara wajar mungkin mencampuri dengan mengamankan hasil komersial yang terbaik bagi Perusahaan dan Proyek dan mengoptimalkan nilai dari Perusahaan dan Proyek (termasuk sehubungan dengan Transaksi Penjualan Masa Depan).

5. FUTURE SALE TRANSACTION

5. TRANSAKSI PENJUALAN MASA DEPAN

5.1 Facilitating a Future Sale Transaction

5.1 Memfasilitasi Transaksi Penjualan Masa Depan

In the event of a Future Sale Transaction:

(a) KRL will manage the Future Sale Transaction with the full assistance of the KAL Group; and

(b) the KAL Group will not take any action in connection with a Future Sale Transaction except with KRL's consent.

Dalam hal Transaksi Penjualan Masa Depan:

(a) KRL akan mengatur Transaksi Penjualan Masa Depan dengan bantuan penuh dari Kelompok KAL; dan

(b) Kelompok KAL tidak akan mengambil tindakan apapun terkait dengan Transaksi Penjualan Masa Depan kecuali dengan persetujuan KRL.

5.2 Proceeds of sale

(a) On receipt of all Sale Proceeds in relation to a Future Sale Transaction, the KAL Group will receive 12% of the Net Sale Proceeds in consideration for the KAL Project Interest.

(b) KRL reserves the right to accept or decline any Future Sale Transaction at its absolute discretion.

5.2 Hasil atas penjualan

(a) Pada saat menerima semua Hasil Penjualan terkait dengan Transaksi Penjualan Masa Depan, Kelompok KAL akan menerima 12% dari Hasil Penjualan Neto sebagai pembayaran atas Kepentingan Proyek KAL.

(b) KRL memiliki hak untuk menerima atau menolak Transaksi Penjualan Masa Depan berdasarkan kewenangan mutlaknya.

6. KAL PROJECT INTEREST

6.1 Granting of KAL Project Interest

(a) Subject to the parties having performed their respective obligations under clauses 3.2(a) and 3.2(b), at Completion:

(i) KRL will assign to the KAL Group an 8% economic interest in the Project (the **KAL Project Interest**) on the terms of the Deed of Assignment.

6. KEPENTINGAN PROYEK KAL

6.1 Pemberian Kepentingan Proyek KAL

(a) Dengan tunduk kepada para pihak telah melaksanakan kewajiban mereka masing-masing berdasarkan pasal 3.2(a) dan 3.2(b), pada saat Penyelesaian:

(i) KRL akan mengalihkan kepada Kelompok KAL kepentingan ekonomis sebesar 8% dalam Proyek (**Kepentingan Proyek KAL**) dengan ketentuan dalam Akta

			Pengalihan.
(ii)	The KAL Project Interest derives from such economic interests that KRL has in the Project on Completion and will be provided by KRL assigning an 8% economic interest in the total Project deriving from KRL's contractual interest.	(ii)	Kepentingan Proyek KAL yang dihasilkan dari kepentingan ekonomis tersebut yang dimiliki oleh KRL dalam Proyek pada saat Penyelesaian dan akan diberikan oleh KRL mengalihkan kepentingan ekonomi sebesar 8% dalam keseluruhan Proyek yang muncul dari kepentingan kontraktual KRL.
(iii)	KRL will use all reasonable endeavours to ensure that within a reasonable time of KRL receiving a direct or indirect equity interest in the Project (**KRL Conversion Date**), the KAL Group will receive a direct or indirect equity interest in the Project equivalent to 8% of the issued share capital(subject to the full co-operation of the KAL Group in this process).	(iii)	KRL akan menggunakan semua upaya terbaiknya untuk memastikan bahwa dalam waktu yang sewajarnya dari KRL menerima kepentingan modal secara langsung atau tidak langsung dalam Proyek (**Tanggal Konversi KRL**), maka Kelompok KAL akan menerima kepentingan modal secara langsung atau tidak langsung dalam Proyek yang sama dengan 8% dari modal saham yang ditempatkan (tunduk kepada kerjasama penuh dari Kelompok KAL dalam proses ini).

(b) The KAL Project Interest will be provided on a free carry basis (the **Free Carry**) so that:

(b) Kepentingan Proyek KAL akan diberikan dengan dasar bebas membawa (*free carry basis*) (***Free Carry***) sehingga:

(i)	the KAL Group will not be required to pay	(i)	Kelompok KAL tidak akan

additional consideration for the KAL Project Interest;

diharuskan untuk membayar pembayaran tambahan untuk Kepentingan Proyek KAL;

(ii) further funding for the Project attributable to the KAL Project Interest (whether required by way of equity contribution or loan) will be contributed by KRL (or related entities) on behalf of the KAL Group (**Free Carry Contributions**).

(ii) pendanaan lebih lanjut untuk Proyek yang diakibatkan oleh Kepentingan Proyek KAL (baik diharuskan dengan cara kontribusi modal atau pinjaman) akan dikontribusikan oleh KRL (atau badan terkait) atas nama Kelompok KAL (**Kontribusi *Free Carry***).

(c) Until converted to equity in the Company, the KAL Project Interest is a purely economic interest only in respect of profits derived from the Project. The KAL Project Interest does not entitle the KAL Group to exercise any rights of KRL under any contractual arrangement or to participate in the management of the Project or the Company.

(c) Hingga dikonversikan menjadi modal dalam Perusahaan, Kepentingan Proyek KAL adalah hanya kepentingan ekonomis murni sehubungan dengan keuntungan yang dihasilkan dari Proyek. Kepentingan Proyek KAL tidak memberikan hak kepada Kelompok KAL untuk melaksanakan segala hak KRL berdasarkan pengaturan kontraktual manapun atau untuk berpartisipasi dalam pengelolaan Proyek atau Perusahaan.

(d) Until converted to equity in the Company, the KAL Project Interest is not assignable without the prior written permission of KRL.

(d) Hingga dikonversikan menjadi modal dalam Perusahaan, Kepentingan Proyek KAL tidak dapat dialihkan tanpa persetujuan tertulis terlebih dahulu dari KRL.

(e) Distribution of profits by the Company remains at the discretion of the Directors of the Company and subject to applicable law.

(e) Distribusi keuntungan oleh Perusahaan tetap berada pada kewenangan Direksi Perusahaan dan tunduk pada hukum yang berlaku.

(f) If KRL elects in the future to sell its (direct or indirect) interest in the Company or the Project,

(f) Jika KRL di masa depan memilih untuk menjual kepentingannya (langsung

KRL shall have a drag-along right under which KRL may require the KAL Group to also sell the KAL Project Interest (whether converted to equity or not) to the same purchaser on the terms set out in clause 5.2.

atau tidak langsung) dalam Perusahaan atau Proyek, KRL akan memiliki hak mengikutsertakan (*drag-along right*) berdasarkan mana KRL dapat mengharuskan Kelompok KAL untuk juga menjual Kepentingan Proyek KAL (baik dikonversikan ke modal ataupun tidak) kepada pembeli yang sama dengan ketentuan yang dimuat dalam pasal 5.2.

(g) KRL is hereby granted a call option over the KAL Project Interest (including any equity resulting from conversion of the KAL Project Interest) (the **KRL Call Option**). The KRL Call Option is exercisable by notice in writing from KRL to KAL or Thatcher at any time from the date 12 months from the date of this document.

(g) KRL dengan ini diberikan opsi untuk membeli (*call option*) atas Kepentingan Proyek KAL (termasuk modal apapun yang dihasilkan dari konversi Kepentingan Proyek KAL) (**Opsi Membeli KRL**). Opsi Membeli KRL dapat dilaksanakan dengan pemberitahuan tertulis dari KRL kepada KAL atau Thatcher pada setiap waktu setelah 12 bulan sejak tanggal dokumen ini.

The price to be paid by KRL for exercise of the KRL Call Option is $4 million (the **KRL Call Option Price**) on the terms set out in clauses 6.1(h) and 6.1(i). The KRL Call Option Price may be paid to the bank account specified in Schedule 1 or as otherwise reasonably directed by KAL or Thatcher.

Harga yang harus dibayar oleh KRL untuk pelaksanaan Opsi Membeli KRL adalah USD4 juta (**Harga Opsi Membeli KRL**) dengan ketentuan yang dimuat dalam pasal 6.1(h) dan 6.1(i). Harga Opsi Membeli KRL dapat dibayarkan ke rekening bank yang ditentukan dalam Schedule 1 atau selain itu sebagaimana diarahkan secara wajar oleh KAL atau Thatcher.

(h) Subject to clause 6.1(i), if the KRL Call Option is exercised on a date that is at least 12 months from the date of this document:

(h) Tunduk pada pasal 6.1(i), jika Opsi Membeli KRL dilaksanakan pada tanggal setidaknya 12 bulan sejak tanggal dokumen ini:

(i) KRL will initially be entitled to receive (and KAL and Thatcher will initially be obligated to deliver to KRL) 50% of the KAL Project Interest

(i) KRL akan pertama-tama berhak untuk menerima (dan KAL dan Thatcher akan pertama-tama diwajibkan untuk

	in accordance with clause 6.1(j);		memberikan kepada KRL) 50% dari Kepentingan Proyek KAL sesuai dengan pasal 6.1(j);
(ii)	KRL must pay the KAL Group $2 million of the KRL Call Option Price at the same time as KAL and Thatcher perform their obligations under clause 6.1(j) in respect of transfer of the 50% of the KAL Project Interest (**Stage 1 Payment**);	(ii)	KRL harus membayar kepada Kelompok KAL USD2 juta dari Harga Opsi Membeli KRL pada waktu yang sama saat KAL dan Thatcher melaksanakan kewajiban mereka berdasarkan pasal 6.1(j) sehubungan dengan pengalihan 50% Kepentingan Proyek KAL (**Tahap 1 Pembayaran**);
(iii)	2 months after the date of the exercise of the KRL Call Option, KRL will be entitled to receive (and KAL and Thatcher will be obligated to deliver to KRL) the balance of the KAL Project Interest and KRL must pay the remaining $2 million of the KRL Call Option Price at the same time as KAL and Thatcher perform their obligations under clause 6.1(j) in respect of transfer of the remaining 50% of the KAL Project Interest (**Stage 2 Payment**).	(iii)	2 bulan setelah tanggal pelaksanaan Opsi Membeli KRL, KRL akan memiliki hak untuk menerima (dan KAL dan Thatcher akan diwajibkan untuk memberikan kepada KRL) sisa dari Kepentingan Proyek KAL dan KRL harus membayar sisa sebesar USD2 juta dari Harga Opsi Membeli KRL pada waktu yang sama saat KAL dan Thatcher melaksanakan kewajiban mereka berdasarkan pasal 6.1(j) sehubungan dengan pengalihan sisa 50% Kepentingan Proyek KAL (**Tahap 2 Pembayaran**).

(i) If the KRL Call Option is exercised at any stage after the date that is 14 months from the date of this document, KRL will be entitled to receive (and KAL and Thatcher will be obligated to deliver) the full KAL Project interest and KRL must pay the KAL Group the full KRL Call Option Price at the same time as KAL and Thatcher perform their obligations under clause 6.1(j) in respect of transfer of the full KAL Project Interest.

(i) Jika Opsi Membeli KRL dilaksanakan pada tahap manapun setelah 14 bulan sejak tanggal dokumen ini, KRL akan memiliki hak untuk menerima (dan KAL dan Thatcher akan diwajibakan untuk menyerahkan) Kepentingan Proyek KAL secara penuh dan KRL harus membayar kepada Kelompok KAL Harga Opsi Membeli KRL secara penuh pada waktu yang sama saat KAL dan Thatcher melaksanakan kewajiban mereka berdasarkan pasal 6.1(j) sehubungan dengan pengalihan secara penuh Kepentingan Proyek KAL.

(j) Upon exercise of the KRL Call Option:

(i) if the KAL Project Interest has not yet been converted to equity, that portion of the KAL Project Interest that has been paid for will be automatically assigned to KRL (and KAL and Thatcher must execute an acknowledgement of the assignment if requested by KRL).

(ii) if the KAL Project Interest has been converted to equity, KAL and Thatcher must procure that the holder of the equity transfers the equity to KRL or a party nominated by KRL as soon as reasonably practicable, subject to fulfilment of regulatory requirements. KRL shall provide any necessary transfer documents. In the event the KAL

(j) Setelah pelaksanaan Ospi Membeli KRL:

(i) jika Kepentingan Proyek KAL belum dikonversikan menjadi modal, bagian tersebut dari Kepentingan Proyek KAL yang telah dibayarkan akan secara otomatis dialihkan kepada KRL (dan KAL dan Thatcher harus menandatangani suatu pengakuan pengalihan jika diminta oleh KRL).

(ii) jika Kepentingan Proyek KAL telah dikonversikan menjadi modal, KAL dan Thatcher harus mengusahakan bahwa pemegang modal mengalihkan modal tersebut kepada KRL atau pihak yang ditunjuk oleh KRL sesegera mungkin, tunduk pada pemenuhan

Project Interest has been converted to equity (without limitation to KAL and Thatcher's obligation to procure the transfer of the equity), the KRL Call Option Price (or part thereof) is not payable until the transfer of the equity is subject only to regulatory approval or such other conditions as may be satisfactory to KRL in KRL's sole discretion. For the avoidance of doubt, the obligation to procure transfer of the equity applies from the time of the exercise of the KRL Call Option and (other than regulatory approvals and other conditions satisfactory to KRL) the transfer of the equity is conditional only upon, and only in direct proportion to, the payment to KAL by KRL of the KRL Call Option Price.

persyaratan peraturan perundang-undangan. KRL akan memberikan segala dokumen pengalihan yang diperlukan. Dalam hal Kepentingan Proyek KAL telah dikonversikan menjadi modal (tanpa pembatasan atas kewajiban KAL dan Thatcher untuk mengusahakan pengalihan modal), Harga Opsi Membeli KRL (atau bagian daripadanya) tidak dapat dibayarkan hingga pengalihan modal tunduk hanya kepada persetujuan berdasarkan peraturan atau persyaratan lainnya sebagaimana memuaskan bagi KRL dalam kewenangan tunggal KRL. Untuk menghindari keraguan, kewajiban untuk mengusahakan pengalihan atas modal berlaku sejak saat pelaksanaan Opsi Membeli KRL dan (selain dari persetujuan berdasarkan peraturan dan persyaratan lain yang memuaskan bagi KRL) pengalihan modal bersyarat hanya pada, dan hanya dalam proporsi langsung kepada, pembayaran

	kepada KAL oleh KRL atas Harga Opsi Membeli KRL.
(k) It is a condition precedent for conversion of the KAL Project Interest to equity that KRL, the KAL Group and each other shareholder of the Company enter into a shareholders agreement in order to more specifically document the rights of the parties. Under this shareholders agreement:	(k) Adalah suatu prasyarat untuk pengalihan atas Kepentingan Proyek KAL menjadi modal bahwa KRL, Kelompok KAL dan pemegang saham lainnya dari Perusahaan membuat perjanjian pemegang saham dalam rangka untuk lebih secara khusus mendokumentasikan hak dari para pihak. Berdasarkan perjanjian pemegang saham ini:
(i) KRL will have drag-along rights in respect of the KAL Group's equity on normal commercial terms;	(i) KRL akan memiliki hak mengikutsertakan (*drag-along rights*) sehubungan dengan modal Kelompok KAL dengan ketentuan komersial yang normal;
(ii) KRL will have the pre-emptive right to purchase the KAL Group's entire equity interest in the Company for $4 million;	(ii) KRL akan memiliki hak memesan terlebih dahulu untuk membeli seluruh kepentingan modal Kelompok KAL dalam Perusahaan seharga USD4 juta;
(iii) Subject to the Free Carry, the KAL Group will have no specific entitlements other than as an ordinary 8% shareholder of the Company.	(iii) Tunduk kepada Bebas Membawa (*Free Carry*), Kelompok KAL tidak akan memiliki hak tertentu selain daripada sebagai pemegang 8% saham biasa dalam Perusahaan.
(l) The Free Carry ends on the earlier of:	(l) Bebas Membawa (*Free Carry*) berakhir pada tanggal yang terlebih dahulu dari:
(i) the time that KRL (or a party Controlled by KRL)	(i) waktu dimana KRL (atau pihak yang

	ceases to have a majority economic interest in the Project;		Dikendalikan oleh KRL) berhenti memilki kepentingan ekonomis mayoritas dalam Proyek;
(ii)	the time that KRL's Funding Contribution reaches $6 million; or	(ii)	waktu dimana Kontribusi Pendanaan KRL mencapai USD6 juta; atau
(iii)	the KAL Group assigns some or all of the KAL Project Interest to another party in accordance with this document or the shareholders agreement referred to under sub-clause (k) above.	(iii)	Kelompok KAL mengalihkan beberapa atau seluruh Kepentingan Proyek KAL kepada pihak lain sesuai dengan dokumen ini atau perjanjian pemegang saham yang disebutkan berdasarkan sub-pasal (k) diatas.

(m)	Ending of the Free Carry means that the KAL Group is no longer entitled to any further Free Carry Contributions.	(m)	Berakhirnya Bebas Membawa (*Free Carry*) berarti bahwa Kelompok KAL tidak lagi berhak atas Kontribusi Bebas Membawa (*Free Carry Contributions*) lebih lanjut.
(n)	the KAL Group will do anything reasonably requested by KRL (including execute documents prepared by KRL) in connection with substantiating or further formalising:	(n)	Kelompok KAL akan melakukan apapun yang secara wajar diminta oleh KRL (termasuk menandatangani dokumen yang dipersiapkan oleh KRL) terkait dengan memperkuat atau meresmikan lebih lanjut:

(i)	the Free Carry;	(i)	Bebas Membawa (*Free Carry*);
(ii)	any Free Carry Contributions;	(ii)	Kontribusi Bebas Membawa (*Free Carry*) apapun;
(iii)	KRL's Funding Contributions;	(iii)	Kontribusi Pendanaan KRL;
(iv)	the KAL Project Interest;	(iv)	Kepentingan Proyek KAL;

(v) the rights and obligations of shareholders of the Company;

(vi) KRL's interest in the Company or the Project; and

(vii) KRL's rights under this document.

(v) hak dan kewajiban pemegang saham Perusahaan;

(vi) kepentingan KRLdalam Perusahaan atau Proyek; dan

(vii) hak KRL berdasarkan dokumen ini.

7. CONFIDENTIALITY AND ANNOUNCEMENT

7.1 Confidentiality of this document and announcements

Each party must treat the existence and terms of this document as confidential information and no announcement or communication relating to the negotiations of the parties or to the existence, subject matter or terms of this document may be made or authorised by a party unless:

(a) **(approval)** the other parties have first given their written approval;

(b) **(to certain persons)** the disclosure is to the party's employees, consultants, professional advisers, bankers, financial advisers or financiers or to a person whose consent is required under this document or for a transaction contemplated by it and those persons undertake to keep confidential any information so disclosed; or

(c) **(required by law)** the disclosure is made to the extent reasonably needed to comply with any

7. KERAHASIAAN DAN PENGUMUMAN

7.1 Kerahasiaan dokumen ini dan pengumuman

Setiap pihak harus memperlakukan keberadaan dan ketentuan dari dokumen ini sebagai informasi rahasia dan tidak ada pengumuman atau komunikasi terkait dengan negosiasi dari para pihak atau atas keberadaan, pokok materi atau ketentuan dari dokumen ini yang dapat dibuat atau diberikan kewenangan oleh suatu pihak kecuali:

(a) **(persetujuan)** pihak lainnya telah memberikan persetujuan tertulis mereka terlebih dahulu;

(b) **(kepada pihak tertentu)** pengungkapan adalah kepada pegawai, konsultan, penasihat profesional, bankir, penasihat keuangan atau pemodal dari pihak atau kepada pihak yang persetujuannya dibutuhkan berdasarkan dokumen ini atau untuk transaksi yang dimaksudkan olehnya dan pihak tersebut berjanji untuk menjaga kerahasiaan informasi apapun yang diungkapkan; atau

(c) **(diharuskan oleh undang-undang)** pengungkapan dilakukan sepanjang

applicable law or requirement of any Government Agency or regulatory body (including any relevant stock exchange), the party promptly gives notice of its intended disclosure to, and consults with, the other parties to the extent practicable.

secara wajar diperlukan untuk mematuhi peraturan yang berlaku atau persyaratan dari Badan Pemerintahan atau badan berdasarkan peraturan perundang-undangan (termasuk bursa efek terkait manapun), pihak tersebut dengan segera memberikan pemberitahuan atas pengungkapannya yang direncanakan kepada, dan berkonsultasi dengan, pihak lainnya sepanjang dapat dilaksanakan.

7.2 Stock exchange announcements

The parties must use all reasonable endeavours to agree in advance on the content of any announcement to any stock exchange in connection with this document, but nothing in this clause prevents an announcement as contemplated by clause 7.1(c).

7.2 Pengumuman bursa efek

Para pihak harus menggunakan semua upayanya yang wajar untuk memberikan persetujuan terlebih dahulu atas isi dari pengumuman dalam bursa efek manapun terkait dengan dokumen ini, namun tidak ada dalam pasal ini yang mencegah suatu pengumuman sebagaimana dimaksudkan dalam pasal 7.1(c).

8. NOTICES

8.1 Notices

(a) A notice, consent or other communication under this document is only effective if it is in writing, signed and either left at the addressee's address or sent to the addressee by mail or fax. If it is delivered, it is taken to have been received when it has been left at the addressee's address. If it is sent by mail, it is taken to have been received three Business Days after it is posted. If it is sent by fax, it is taken to have been received when the addressee actually receives it in full and in legible form.

8. PEMBERITAHUAN

8.1 Pemberitahuan

(a) Suatu pemberitahuan, persetujuan atau komunikasi lainnya berdasarkan dokumen ini hanyalah efektif jika dibuat secara tertulis, ditandatangani dan baik ditinggalkan di alamat penerima atau dikirimkan kepada penerima melalui surat atau faks. Jika ditinggalkan di alamat penerima, hal tersebut dianggap telah diterima pada saat telah ditinggalkan di alamat penerima. Jika dikirimkan melalui surat, dianggap telah diterima tiga Hari Kerja setelah diposkan. Jika dikirimkan melalui faks, dianggap telah

diterima saat penerima telah benar-benar menerima secara penuh dan dalam bentuk yang dapat dibaca.

(b) A person's address and fax number are those set out below, or as the person notifies the sender:

(b) Alamat seseorang dan nomor faks adalah sebagaimana tertera dibawah, atau sebagaimana orang tersebut memberitahukan kepada pengirim:

KRL

Address:	Suit 3, Level 3, 1292 Hay Street, West Perth, Western Australia 6005
Fax number:	+61 8 6102 6990
Attention:	Mike Ralston

KRL

Alamat:	Suit 3, Level 3, 1292 Hay Street, West Perth, Western Australia 6005
Nomor faks:	+61 8 6102 6990
U.p.:	Mike Ralston

KAL

Address:	c/- Brigitta I. Rahayoe and Partners Suite 701, 7th Floor, Indofood Tower, Sudirman Plaza Jl Jenderal Sudirman, Kav 76-78 Jakarta 12910 Indonesia
Fax number:	+62-21-5793-6620
Attention:	Mr. Rick Beckmann

KAL

Alamat:	c/- Brigitta I. Rahayoe and Partners Suite 701, Lantai 7, Indofood Tower, Sudirman Plaza Jl Jenderal Sudirman, Kav 76-78 Jakarta 12910 Indonesia
Nomor faks:	+62-21-5793-6620
U.p.:	Mr. Rick Beckmann

Thatcher

Address:	c/- Brigitta I. Rahayoe and Partners Suite 701, 7th Floor, Indofood Tower, Sudirman Plaza Jl Jenderal Sudirman, Kav 76-78 Jakarta 12910 Indonesia
Fax number:	+62-21-5793-6620
Attention:	Mr. Rick Beckmann

Thatcher

Alamat:	c/- Brigitta I. Rahayoe and Partners Suite 701, Lantai 7, Indofood Tower, Sudirman Plaza Jl Jenderal Sudirman, Kav 76-78 Jakarta 12910 Indonesia
Nomor faks:	+62-21-5793-6620
U.p.:	Mr. Rick Beckmann

PT Kubar Resources

Address: c/- Brigitta I. Rahayoe and Partners
Suite 701, 7th Floor, Indofood Tower, Sudirman Plaza
Jl Jenderal Sudirman, Kav 76-78 Jakarta 12910 Indonesia

Fax number: +62-21-5793-6620
Attention: Mr. Rick Beckmann

PT Kubar Resources

Alamat: c/- Brigitta I. Rahayoe and Partners
Suite 701, Lantai 7, Indofood Tower, Sudirman Plaza
Jl Jenderal Sudirman, Kav 76-78 Jakarta 12910 Indonesia

Nomor faks: +62-21-5793-6620
U.p.: Mr. Rick Beckmann

9. AMENDMENT AND ASSIGNMENT

9.1 Amendment

This document can only be amended or replaced by another document executed by the parties.

9.2 Assignment

A party may only assign or otherwise deal with its rights under this document with the written consent of each other party.

9. PERUBAHAN DAN PENGALIHAN

9.1 Perubahan

Dokumen ini hanya dapat diubah atau digantikan dengan dokumen lain yang ditandatangani oleh para pihak.

9.2 Pengalihan

Suatu pihak hanya dapat mengalihkan atau menjual hak-haknya berdasarkan dokumen ini dengan persetujuan tertulis dari masing-masing pihak.

10. GENERAL

10.1 Governing law

This document is governed by the law in force in the Republic of Indonesia.

10.2 Liability for expenses

Each party must pay its own expenses incurred in negotiating, executing, stamping and registering this document.

10.3 Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:

10. KETENTUAN UMUM

10.1 Hukum yang Berlaku

Dokumen ini diatur berdasarkan hukum yang berlaku di Republik Indonesia.

10.2 Tanggungan atas pengeluaran

Tiap pihak harus membayar seluruh pengeluaran yang timbul dalam perundingan, penandatanganan, pemberian meterai dan pendaftaran dokumen ini.

10.3 Pengesampingan Hak

Suatu hak hanya dapat dikesampingkan secara tertulis, serta ditandatangani oleh pihak

yang memberikan pengesampingan, dan:

(a) no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(a) tidak ada tindakan lain dari suatu pihak (termasuk kegagalan untuk melaksanakan atau tertundanya pelaksanaan hak) yang berlaku sebagai pengesampingan hak atau sebaliknya mencegah pelaksanaan hak;

(b) a waiver of a right on one or more occasions does not operate as a waiver of that right or as an estoppel precluding enforcement of that right if it arises again; and

(b) pengesampingan atas suatu hak pada satu atau beberapa kesempatan tidak berlaku sebagai pengesampingan hak tersebut jika timbul kembali; dan

(c) the exercise of a right does not prevent any further exercise of that right or of any other right.

(c) pelaksanaan atas suatu hak tidak mencegah pelaksanaan lebih lanjut atas hak tersebut ataupun hak lainnya.

10.4 Operation of this document

10.4 Pelaksanaan dokumen ini

(a) Subject to paragraph (b), this document contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

(a) Bergantung pada ayat (b), dokumen ini mengandung seluruh kesepakatan antara para pihak mengenai pokok materi. Adanya kesepahaman, perjanjian, penyataan atau jaminan sebelumnya sehubungan dengan pokok materi digantikan oleh dokumen ini dan tidak memiliki keberlakuan lebih lanjut.

(b) Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.

(b) Tiap hak yang dimiliki seseorang berdasarkan dokumen ini adalah sebagai tambahan, serta tidak menggantikan atau membatasi, hak lainnya yang mungkin dimiliki orang tersebut.

(c) Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the

(c) Tiap ketentuan dari dokumen ini yang tidak dapat dilaksanakan atau tidak dapat dilaksanakan sebagian, sedapat mungkin, agar dipisahkan sejauh diperlukan agar

intended effect of this document.

membuat dokumen ini dapat dilaksanakan, kecuali hal tersebut dapat secara material mengubah tujuan dari dokumen ini.

10.5 Disputes

(a) A party claiming that a Dispute has arisen must give written notice to the other party specifying the nature of the Dispute.

(b) If a Dispute is not resolved within 30 days after a party gives a notice under clause 10.5(a), or within any longer period agreed by the parties, then any party may give notice to the other party that it requires the Dispute to be settled by arbitration. In that case, the Dispute will be referred to arbitration in English under the rules of the Singapore International Arbitration Centre (**SIAC**). The parties will agree upon an arbitrator from a panel recommended by SIAC or, failing agreement within 7 days after receipt of SIAC's list, the Secretary General of SIAC or his nominee will select an arbitrator.

(c) Any arbitration meetings or proceedings will be held in Singapore, unless the parties and the arbitrator agree otherwise.

10.5 Sengketa

(a) Pihak yang menganggap bahwa suatu Sengketa telah timbul harus memberikan pemberitahuan tertulis kepada pihak lainnya yang menjelaskan sifat dari sengketa.

(b) Jika suatu Sengketa tidak dapat diselesaikan dalam jangka waktu 30 hari setelah salah satu pihak memberikan pemberitahuan berdasarkan 10.5(a), atau dalam jangka waktu lebih lama yang disetujui oleh para pihak, maka pihak manapun dapat memberitahu kepada para pihak lainnya bahwa Sengketa tersebut perlu diselesaikan melalui arbitrase. Dalam hal itu, Sengketa akan dirujuk ke arbitrase dalam bahasa Inggris berdasarkan aturan-aturan dari *Singapore International Arbitration Centre* (**SIAC**). Para pihak akan sepakat atas seorang arbiter dari panel yang direkomendasikan oleh SIAC atau, jika dalam waktu 7 hari sejak diterimanya daftar dari SIAC tidak juga tercapai kesepakatan, maka Sekretaris Jenderal SIAC atau perwakilannya akan memilih seorang arbiter.

(c) Rapat ataupun proses arbitrase akan diselenggarakan di Singapura, kecuali jika para pihak dan arbiter menyetujui sebaliknya.

(d) The parties must bear the costs of the arbitration in equal shares, unless the arbitrator decides otherwise.

(e) The decision of the arbitration is final and binding on the parties. No party may bring an appeal to any court or other authority in relation to the decision of the arbitration. Except to enforce the decision of the arbitration, no party may bring any action in any court in Indonesia or elsewhere in relation to a Dispute.

(d) Para pihak harus menanggung biaya-biaya arbitrase dalam bagian yang sama, kecuali arbiter memutuskan sebaliknya.

(e) Keputusan arbitrase adalah final dan mengikat terhadap para pihak. Para pihak tidak dapat mengajukan banding ke peradilan atau lembaga manapun sehubungan dengan keputusan arbitrase. Kecuali untuk menjalankan keputusan arbitrase, tidak ada pihak yang dapat mengajukan tindakan hukum pada peradilan di Indonesia atau dimanapun berkaitan dengan Sengketa.

10.6 Exclusion of contrary legislation

Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

10.6 Pengecualian dari peraturan yang bertentangan

Setiap peraturan yang mempunyai dampak merugikan bagi kewajiban suatu pihak, atau pelaksanaan oleh suatu pihak atas suatu hak atau ganti rugi, berdasarkan dokumen ini dikecualikan hingga batas-batas yang diizinkan oleh hukum.

10.7 Inconsistency with other documents

If this document is inconsistent with any other document or agreement between the parties, this document prevails to the extent of the inconsistency.

10.7 Inkonsistensi dengan dokumen-dokumen lainnya

Jika dokumen ini tidak konsisten dengan dokumen lain atau perjanjian antara para pihak, maka dokumen ini berlaku.

10.8 Counterparts

This document may be executed in counterparts.

10.8 Salinan yang sama

Dokumen ini dapat ditandatangani dalam salinan yang sama.

10.9 Language

This document is executed in the English and Indonesian languages. In the event of an inconsistency, the English language version prevails.

10.9 Bahasa

Dokumen ini ditandatangani dalam Bahasa Inggris dan Bahasa Indonesia. Jika terdapat inkonsistensi, maka versi Bahasa Inggris yang berlaku.

Schedule 1

KAL BANK ACCOUNT DETAILS (*INFORMASI MENGENAI REKENING BANK KAL*)

Schedule 2

THATCHER PARTIES (*PIHAK THATCHER*)

Pat Carroll, Cameron Reynolds, Fitri S Astuty Goodwin, Sri Purwani, Bill Bloking, Andrew Caminschi, and any officer, employee, agent or attorney of the KAL Group.

Pat Carroll, Cameron Reynolds, Fitri S Astuty Goodwin, Sri Purwani, Bill Bloking, Andrew Caminschi, dan setiap pejabat, karyawan, agen ataupun kuasa dari Kelompok KAL.

Schedule 3

DEED OF RELEASE (*AKTA PEMBEBASAN*)

DATE

TANGGAL

PARTIES

Kangaroo Resources Limited, a limited liability company established under the laws of the Commonwealth of Australia, having Australian Company Number **ACN 120 284 040** (**KRL**).

Thatcher Mining Pte Ltd, a limited liability company established under the laws of the Republic of Singapore with registered office at 9 Temasek Boulevard #16-02A, Suntec Tower Two, Singapore 03898 (**Thatcher**).

KAL Energy, Inc, a limited liability company established under the laws of Delaware, United States of America with an office located at The World Trade Centre, 14th Floor, Jl Jenderal Sudirman Kav 29-31, Jakarta 12920, Indonesia (**KAL**).

Romo Nitiyudo Wachjo, Indonesian national, holder of Citizen Identity Card (Kartu Tanda Penduduk) No. of 09.5107.060454.0392 of Jalen Pasir Putih VIII No.9 Ancol Timure, Pademangan, Jakarta, 14430, Indonesia (**Romo Wachjo**).

PT Graha Panca Karsa, a limited liability company incorporated under the laws of the Republic of Indonesia, having its principal office at Jl A W Syahrani PT 024 RW 008 Samarinda 75124, East Kalimantan, Indonesia (**GPK**).

PT Kubar Resources, a limited liability company incorporated under the laws of the Republic of Indonesia, having its principal office at Jalan Angkasa Blok B6 Kav 6 R.809, Kemayoran, Jakarta 10270, Indonesia (**PT Kubar Resources**).

PARA PIHAK

Kangaroo Resources Limited, suatu perseroan terbatas yang didirikan berdasarkan hukum Negara Persemakmuran Australia, dengan Nomor Perusahaan Australia **ACN 120 284 040** (**KRL**).

Thatcher Mining Pte Ltd, suatu perseroan terbatas yang didirikan berdasarkan hukum Republik Singapura beralamat di 9 Temasek Boulevard #16-02A, Suntec Tower Two, Singapore 03898 (**Thatcher**).

KAL Energy, Inc, suatu perseroan terbatas yang didirikan berdasarkan hukum Delaware, Amerika Serikat beralamat di The World Trade Centre, Lantai 14, Jl Jenderal Sudirman Kav 29-31, Jakarta 12920, Indonesia (**KAL**).

Romo Nitiyudo Wachjo, warganegara Indonesia, pemegang Kartu Tanda Penduduk No. 09.5107.060454.0392 of Jalan Pasir Putih VIII No.9 Ancol Timur, Pademangan, Jakarta, 14430, Indonesia (**Romo Wachjo**).

PT Graha Panca Karsa, suatu perseroan terbatas yang didirikan berdasarkan hukum Republik Indonesia, beralamat di Jl A W Syahrani RT 024 RW 008 Samarinda 75124, Kalimantan Timur, Indonesia (**GPK**).

PT Kubar Resources, suatu perseroan terbatas yang didirikan berdasarkan hukum Republik Indonesia, beralamat di Jalan Angkasa Blok B6 Kav 6 R.809, Kemayoran, Jakarta 10270, Indonesia (**PT Kubar Resources**).

OPERATIVE PROVISIONS

KETENTUAN PELAKSANAAN

1. INTERPRETATION

1. PENAFSIRAN

1.1 Defined terms

Claim means a claim, action, proceeding or demand made against the person concerned, however it arises and whether it is present or future, fixed or unascertained, actual or contingent.

Government Agency means:

(a) a government or government department or other body;

(b) a governmental, semi–governmental or judicial person; or

(c) a person (whether autonomous or not) who is charged with the administration of a law,

whether at the Central, Provincial or Regional level or at any other level of government.

KAL Group means Thatcher, KAL and PT Kubar Resources and any person who has, at any time, been an assignee, officer, employee, agent or attorney of any of them.

Mining Authorisation means the *kuasa pertambangan* granted by the Regent of West Kutai on 12 September 2008 to GPK under decree No. 545/K.787.A/2008 and any successor or derived right, including (without limitation) an IUP or other mining right or authorisation granted under or in connection with the *kuasa pertambangan*.

Project means the mining project

1.1 Istilah-istilah yang didefinisikan

Klaim berarti suatu klaim, tindakan, proses hukum atau tuntutan yang dibuat terhadap pihak yang bersangkutan, bagaimanapun hal tersebut muncul dan apakah hal tersebut terjadi saat ini ataupun masa depan, tetap ataupun tidak tetap, aktual ataupun tidak pasti.

Badan Pemerintahan berarti:

(a) pemerintah atau departemen pemerintahan atau badan lainnya;

(b) pemerintahan, semi-pemerintahan atau pihak peradilan; atau

(c) pihak (baik otonom ataupun tidak) yang dibebankan dengan penyelenggaraan hukum,

baik pada tingkat Pusat, Propinsi atau Daerah atau pada tingkat pemerintahan lainnya manapun.

Kelompk KAL berarti Thatcher, KAL dan PT Kubar Resources serta setiap orang yang, setiap saat, menjadi orang yang ditunjuk, pejabat, karyawan, agen atau kuasa darinya.

Izin Pertambangan berarti kuasa pertambangan yang diberikan oleh Bupati Kutai Barat pada tanggal 12 September 2008 kepada GPK berdasarkan surat keputusan No. 545/K.787.A/2008 dan segala hak penerus atau yang berasal darinya, termasuk (namun tidak terbatas pada) IUP atau hak atau kewenangan pertambangan lainnya yang diberikan berdasarkan atau sehubungan dengan kuasa pertambangan.

Proyek berarti proyek

conducted by GPK pursuant to and in connection with the Mining Authorisation.

pertambangan yang dilakukan oleh Perusahaan sesuai dengan dan dalam kaitannya dengan Izin Pertambangan.

Relevant Arrangements means:

(a) any and all agreements which relate in any way to GPK, the shares in GPK, any of the assets of GPK, or the Project, and entered into between the KAL Group or any person acting as nominees under the direction of the KAL Group, or any person acting as employee, agent, officer or attorney of the KAL Group including, without limitation, any:

(i) pledge over any shares in GPK;

(ii) loan agreement for the purchase of shares in GPK;

(iii) option agreement in relation to the shares in GPK;

(iv) assignment of dividends in relation to the shares in GPK;

(v) power of attorney to vote the shares in GPK;

(vi) power of attorney to sell the shares of GPK;

(vii) transfer of the shares in GPK (conditional or otherwise);

(b) the Power of Attorney dated 14 September 2006 granted by Ferdinandus Hanye, Eko Purwanto, Rudiansyah to Laurensius Hajang;

Pengaturan yang Relevan berarti:

(a) setiap dan seluruh perjanjian yang berhubungan dengan GPK, saham dalam GPK, aset GPK, ataupun Proyek, dan ditandatangani antara Kelompk KAL atau siapapun yang bertindak selaku pihak yang ditunjuk berdasarkan instruksi Kelompok KAL, atau tiap orang yang bertindak sebagai karyawan, agen, pejabat ataupun kuasa Kelompok KAL termasuk, tanpa pembatasan, setiap:

(i) gadai atas saham dalam GPK;

(ii) perjanjian pinjaman untuk pembelian saham dalam GPK;

(iii) perjanjian opsi sehubungan dengan saham dalam GPK;

(iv) pengalihan atas deviden sehubungan dengan saham dalam GPK;

(v) surat kuasa untuk mengambil suara saham dalam GPK;

(vi) surat kuasa untuk menjual saham GPK;

(vii) pengalihan saham dalam GPK (bersayarat ataupun tidak bersyarat);

(b) Surat Kuasa tanggal 14 September 2006 diberikan oleh Ferdinandus Hanye, Eko Purwanto, Rudiansyah kepada Laurensius Hajang;

(c) the Share Purchase Agreement in respect of the issued and paid up capital of PT Graha Panca Karsa dated 14 September 2006 between Ferdinandus Hanye, Eko Perwanto, Rudiansyah, Laurensius Hajang and Thatcher Mining Pte Ltd;

(c) Perjanjian Jual Beli Saham sehubungan dengan modal ditempatkan dan disetor PT Graha Panca Karsa tanggal 14 September 2006 antara Ferdinandus Hanye, Eko Perwanto, Rudiansyah, Laurensius Hajang dan Thatcher Mining Pte Ltd;

(d) the Deed of Transfer dated 4 December 2006 between Laurensius Hajang, Fitri S Astuty Goodwin and Sri Purwani;

(d) Akta Pengalihan tanggal 4 Desember 2006 antara Laurensius Hajang, Fitri S Astuty Goodwin dan Sri Purwani;

(e) the Production Share Agreement for Graha Mining Area dated 4 December 2006 between PT Graha Panca Karsa and Laurensius Hajang;

(e) Perjanjian Bagi Hasil untuk Graha Mining Area tanggal 4 Desember 2006 antara PT Graha Panca Karsa dan Laurensius Hajang;

(f) the Production Share Agreement dated 4 December 2006 between PT Graha Panca Karsa and Ferdinandus Hanye, Eko Perwanto, Rudiansyah, Laurensius Hajang;

(f) Perjanjian Bagi Hasil tanggal 4 Desember 2006 antara PT Graha Panca Karsa dan Ferdinandus Hanye, Eko Perwanto, Rudiansyah, Laurensius Hajang;

(g) the Option Agreement dated 11 October 2005 between Reynolds Securities Pty Ltd, PT Graha Panca Karsa and PT Bunyut Bara Mandiri or the purported termination of the Option Agreement;

(g) Perjanjian Opsi tanggal 11 Oktober 2005 antara Reynolds Securities Pty Ltd, PT Graha Panca Karsa dan PT Bunyut Bara Mandiri atau pengakhiran atas Perjanjian Opsi;

(h) the Power of Attorney dated January 2007 between PT Graha Panca Karsa and Thatcher Mining Pte Ltd (up until the substitution discussed below, except if the substitution is revoked or ignored);

(h) Surat Kuasa tertanggal Januari 2007 antara PT Graha Panca Karsa dan Thatcher Mining Pte Ltd (hingga substitusi yang dibahas di bawah ini, kecuali jika subsititusi tersebut dicabut atau diabaikan);

(i) the Power of Attorney dated January 2007 between Thatcher Mining Pte Ltd, Fitri S Astuty Goodwin, Sri Purwani (up until the substitution discussed below, except if the substitution is revoked or ignored);

(i) Surat Kuasa tertanggal Januari 2007 antara Thatcher Mining Pte Ltd, Fitri S Astuty Goodwin, Sri Purwani (hingga substitusi yang dibahas di bawah ini, kecuali jika substitusi tersebut dicabut atau diabaikan);

(j) the Cooperation and Investment Agreement dated January 2007 between PT Graha Panca Karsa, Thatcher Mining Pte Ltd, Fitri S Astuty Goodwin, Sri Purwani;

(j) Perjanjian Kerjasama dan Investasi tertanggal 27 Januari 2007 antara PT Graha Panca Karsa, Thatcher Mining Pte Ltd, Fitri S Astuty Goodwin, Sri Purwani;

(k) the Loan Agreement referred to in clause 1.1 of the Cooperation and Investment Agreement dated January 2007 between PT Graha Panca Karsa, Thatcher Mining Pte Ltd, Fitri S Astuty Goodwin, Sri Purwani;

(k) Perjanjian Pinjaman yang dirujuk pada pasal 1.1 dari Perjanjian Kerjasama dan Investasi tertanggal Januari 2007 antara PT Graha Panca Karsa, Thatcher Mining Pte Ltd, Fitri S Astuty Goodwin, Sri Purwani;

(l) the Loan Agreement dated January 2007 for the Purchase of Shares in PT Graha Panca Karsa between Thatcher Mining Pte Ltd and Fitri S Astuty Goodwin;

(l) Perjanjian Pinjaman tertanggal Januari 2007 untuk Pembelian Saham dalam PT Graha Panca Karsa antara Thatcher Mining Pte Ltd dan Fitri S Astuty Goodwin;

(m) the Pledge of Shares Agreement dated 7 January 2007 between Fitry S Astuty Goodwin, Sri Purwani and Thatcher Mining Pte Ltd;

(m) Perjanjian Gadai Saham tanggal 7 Januari 2007 antara Fitry S Astuty Goodwin, Sri Purwani dan Thatcher Mining Pte Ltd;

(n) the Company's Acceptance of Instructions relating to PT Graha Panca Karsa dated January 2007;

(n) Pemerimaan Instruksi Perseroan sehubungan dengan PT Graha Panca Karsa tertanggal Januari 2007;

(o) the Services Agreement dated 14 September 2006 between Laurensius Hajang and Thatcher Mining Pte Ltd;

(o) Perjanjian Jasa tanggal 14 September 2006 antara Laurensius Hajang dan Thatcher Mining Pte Ltd;

(p) the Deed of Release and Indemnity dated August 2008 between KAL Energy Inc, Thatcher Mining Pte Ltd, PT Kubar Resources, PT Graha Panca Karsa, PT Bunyut Bara Mandiri, PT Montraco Indernusa, John Carroll, Pat Carroll;

(p) Akta Pembebasan dan Ganti Rugi tertanggal Agustus 2008 antara KAL Energy Inc, Thatcher Mining Pte Ltd, PT Kubar Resources, PT Graha Panca Karsa, PT Bunyut Bara Mandiri, PT Montraco Indernusa, John Carroll, Pat Carroll;

(q) the Royalty Agreement entered into between Concord International Inc, KAL Energy Inc and Thatcher Mining Pte

(q) Perjanjian Royalti antara Concord International Inc, KAL Energy Inc dan Thatcher Mining Pte Ltd;

Ltd;

(r) any document or other evidence under which a right to repayment of funding in respect of the Project or other loans is alleged by the KAL Group or any of their related entities (whether holding such position now or in the past) or, without limitation, under which any other right of recovery is alleged;

(r) tiap dokumen atau bukti lainnya berdasarkan suatu hak untuk membayar kembali pendanaan sehubungan dengan Proyek atau pinjaman lainnya oleh Kelompok KAL atau badan hukum lainnya yang terkait (baik yang memegang posisi tersebut di masa sekarang atau yang telah lampau) atau, tanpa batasan, yang mana berdasarkan hak lainnya.;

(s) any other agreement or undertaking in connection with PT Graha Panca Karsa's mining project entered by the KAL Group.

(s) perjanjian atau janji lainnya sehubungan dengan proyek pertambangan PT Graha Panca Karsa yang dibuat oleh Kelompok KAL.

Thatcher Parties means Pat Carroll, Cameron Reynolds, Fitri S Astuty Goodwin, Sri Purwani, Bill Bloking, Andrew Caminschi, Thatcher Mining Pte Ltd, KAL Energy Inc. and any assignee, officer, employee, agent or attorney of the KAL Group.

Pihak Thatcher berarti Pat Carroll, Cameron Reynolds, Fitri S Astuty Goodwin, Sri Purwani, Bill Bloking, Andrew Caminschi, Thatcher Mining Pte Ltd, KAL Energy Inc. dan segala pihak yang ditunjuk, pejabat, pegawai, agen atau kuasa dari Kelompok KAL.

1.2 Rules for interpreting this document

1.2 Peraturan untuk menafsirkan dokumen ini

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

Judul untuk memudahkan saja, dan tidak mempengaruhi penafsiran. Peraturan berikut juga berlaku dalam menafsirkan dokumen ini, kecuali dimana konteksnya menjadikan secara jelas bahwa suatu peraturan tidak dimaksudkan untuk berlaku.

(a) A reference to:

(i) a legislative provision or legislation (including subordinate legislation) is to that provision or legislation as amended, re–enacted or replaced, and includes any subordinate legislation issued under it;

(a) Acuan terhadap:

(i) ketentuan undang-undang atau perundang-undangan (termasuk peraturan pelaksanaan) adalah terhadap ketentuan atau perundang-undangan tersebut sebagaimana diubah,

diundangkan kembali atau digantikan, dan termasuk segala peraturan pelaksanaan yang diterbitkan berdasarkan perundang-undangan tersebut;

(ii)	a document (including this document) or agreement, or a provision of a document (including this document) or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;	(ii)	dokumen (termasuk dokumen ini) atau perjanjian, atau ketentuan dari suatu dokumen (termasuk dokumen ini) atau perjanjian, adalah terhadap dokumen, perjanjian atau ketentuan tersebut sebagaimana diubah, ditambah, digantikan atau dinovasikan;
(iii)	a party to this document or to any other document or agreement includes a successor in title, permitted substitute or a permitted assign of that party;	(iii)	pihak dalam dokumen ini atau dalam dokumen atau perjanjian lainnya termasuk penerus haknya, pengganti yang diperbolehkan atau pihak yang ditunjuk yang diperbolehkan dari pihak tersebut;
(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person;	(iv)	seseorang meliputi segala macam badan atau lembaga dari orang, baik didirikan atau mempunyai identitas hukum yang terpisah ataupun tidak, dan segala pelaksana, pengelola ataupun penerus menurut hukum dari orang tersebut; dan
(v)	a reference to a corporation includes a company and any other corporate-type entity in any	(v)	sebuah rujukan kepada suatu korporasi adalah termasuk sebuah perseroan dan

jurisdiction; and

badan usaha lainnya di yurisdiksi manapun; dan

(vi) anything (including a right, obligation or concept) includes each part of it.

(vi) apapun (termasuk suatu hak, kewajiban atau konsep) meliputi setiap bagian daripadanya.

(b) A singular word includes the plural, and vice versa.

(b) Kata bentuk tunggal meliputi juga bentuk jamak, dan sebaliknya.

(c) A word which suggests one gender includes the other genders.

(c) Kata yang menunjukkan salah satu jenis kelamin meliputi juga jenis kelamin yang lainnya.

(d) If a word or phrase is defined, any other grammatical form of that word or phrase has a corresponding meaning.

(d) Jika suatu kata atau frasa didefinisikan, bentuk gramatikal lainnya dari kata atau frasa tersebut memiliki arti yang sama.

(e) If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(e) Jika suatu contoh diberikan atas sesuatu (termasuk hak, kewajiban atau konsep), seperti dengan mengatakannya meliputi hal lainnya, contoh tersebut tidak membatasi ruang lingkup dari hal tersebut.

(f) A reference to **information** is to information of any kind in any form or medium, whether formal or informal, written or unwritten, for example, computer software or programs, concepts, data, drawings, ideas, knowledge, procedures, source codes or object codes, technology or trade secrets.

(f) Acuan kepada **informasi** adalah atas informasi dalam jenis apapun dalam bentuk atau media apapun, baik resmi ataupun tidak resmi, tertulis ataupun tidak tertulis, sebagai contoh, piranti lunak atau program komputer, konsep, data, gambar, ide, pengetahuan, prosedur, kode sumber atau kode objek, teknologi atau rahasia dagang.

(g) The word **agreement** includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(g) Kata **perjanjian** meliputi suatu janji atau pengaturan atau kesepahaman mengikat lainnya, baik tertulis ataupun tidak.

(h) The expression **this document** includes the agreement, arrangement,

(h) Pernyataan **dokumen ini** meliputi perjanjian, pengaturan, kesepahaman

understanding or transaction recorded in this document.

atau transaksi yang dicatat dalam dokumen ini.

1.3 Multiple parties

If a party to this document is made up of more than one person, or a term is used in this document to refer to more than one party, then unless otherwise specified in this document:

(a) an obligation of those persons is joint and several;

(b) a right of those persons is held by each of them severally; and

any other reference to that party or term is a reference to each of those persons separately, so that (for example) a representation, warranty or undertaking relates to each of them separately.

1.3 Banyak pihak

Jika suatu pihak dalam dokumen ini terdiri dari lebih dari satu orang, atau suatu istilah digunakan dalam dokumen ini untuk mengacu kepada lebih dari satu pihak, maka kecuali ditentukan sebaliknya dalam dokumen ini:

(a) suatu kewajiban dari pihak-pihak tersebut adalah secara tanggung renteng;

(b) suatu hak dari pihak-pihak tersebut dimilki oleh masing-masing dari mereka secara terpisah; dan

acuan lainnya terhadap pihak atau istilah tersebut adalah acuan terhadap masing-masing dari pihak-pihak tersebut secara terpisah, sehingga (sebagai contoh) suatu perwakilan, jaminan atau janji terkait kepada masing-masing dari mereka secara terpisah.

2. RELEASE AND INDEMNITIES

2.1 Release

KAL and Thatcher release KRL, Romo Wachjo and GPK from all present and future liability and Claims arising under or in connection with any of the Relevant Arrangements.

2.2 Extent of release

In this document, unless the context otherwise requires:

(a) where a person (**First Person**) releases another person (**Second Person**) from any Claims or liabilities in relation to a matter or thing, the First Person is deemed to have released and forever discharged the Second Person

2. PELEPASAN DAN GANTI RUGI

2.1 Pelepasan

KAL and Thatcher melepaskan KRL, Romo Wachjo dan GPK dari seluruh tanggung jawab dan Klaim di masa sekarang ataupun masa yang akan datang yang timbul berdasarkan atau sehubungan dengan Pengaturan yang Relevan.

2.2 Cakupan pelepasan

Dalam dokumen ini, kecuali konteksnya mensyaratkan sebaliknya:

(a) dimana seseorang (**Orang Pertama**) melepaskan orang lain (**Orang Kedua**) dari Klaim atau kewajiban-kewajiban lainnya sehubungan dengan suatu hal, maka Orang Pertama dianggap telah melepaskan

from all Claims and liabilities of any nature whatsoever and however arising which the First Person may have now or in the future or, but for this document, might have had against the Second Person arising out of or in any way connected with or incidental to that matter or thing;

dan selamanya membebaskan Orang Kedua dari seluruh Klaim dan kewajiban-kewajiban apapun yang timbul yang mana mungkin dimiliki oleh Orang Pertama di masa sekarang atau masa yang akan datang atau, namun untuk dokumen ini, yang mungkin telah dimiliki terhadap Orang Kedua yang timbul atau berhubungan dengan hal tersebut;

(b) a release from Claims by or in favour of a corporation extends to any affiliate of the corporation and to the present officers, employees and agents from time to time of the corporation and any of its affiliates;

(b) suatu pelepasan dari Klaim oleh atau untuk suatu korporasi mencakup kepada tiap afiliasi korporasi tersebut dan pejabat-pejabat, karyawan-karyawan dan agen-agennya dari waktu ke waktu;

(c) a release from Claims by or in favour of a person who is an officer of a corporation applies to that person personally and in that person's capacity as an officer.

(c) suatu pelepasan dari Klaim oleh atau untuk seseorang yang merupakan pejabat atau korporasi akan berlaku pada orang tersebut dan kapasitas orang tersebut sebagai pejabat.

2.3 Indemnities

2.3 Ganti Rugi

(a) KAL and Thatcher jointly and severally indemnify KRL, Romo Wachjo and GPK against all present and future liabilities, loss or Claims arising under or in connection with any of the Relevant Arrangements.

(a) KAL dan Thatcher secara tanggung renteng mengganti kerugian KRL, Romo Wachjo dan GPK terhadap seluruh kewajiban-kewajiban, kerugian ataupun Klaim di masa sekarang ataupun di masa yang akan datang yang timbul berdasarkan atau sehubungan dengan Pengaturan yang Relevan.

(b) KAL and Thatcher jointly and severally indemnify KRL, Romo Wachjo and GPK against all present and future liabilities, loss or Claims arising in connection with any of the following:

(b) KAL dan Thatcher secara tanggung renteng mengganti kerugian KRL, Romo Wachjo dan GPK terhadap seluruh kewajiban-kewajiban, kerugian ataupun Klaim di masa sekarang ataupun di masa yang akan datang yang timbul berdasarkan atau sehubungan dengan berikut

ini:

(i) the Thatcher Parties, to the extent that they purport to act as past or present employees, agents, or attorneys of any member of the KAL Group;

(i) Pihak-pihak Thatcher, sepanjang mereka menyatakan untuk bertindak sebagai karyawan, agen atau kuasa dari salah satu anggota Kelompok KAL di masa yang lampau atau masa sekarang;

(ii) the Thatcher Parties, to the extent they purport to act as past or present shareholders, directors, commissioners, employees, agents or attorneys of GPK;

(ii) Pihak-pihak Thatcher, sepanjang mereka menyatakan untuk bertindak sebagai pemegang saham, direksi, komisaris, karyawan, agen atau kuasa GPK di masa yang lampau atau masa sekarang;

(iii) the Thatcher Parties, to the extent they purport to have contractual or other rights in respect of GPK, the property of GPK or the Project.

(iii) Pihak-pihak Thatcher, sepanjang mereka menyatakan untuk memiliki hak-hak kontraktual atau hak lainnya seubungan dengan GPK, properti GPK atau Proyek.

(iv) any other person exercising or purporting to exercise a right assigned to them by any member of the KAL Group.

(iv) orang lain yang melaksanakan atau menyatakan untuk melaksanakan suatu hak yang dialihkan ke mereka oleh salah satu anggota Kelompok KAL.

(c) KAL and Thatcher jointly and severally indemnify KRL, Romo Wachjo and GPK for any loss, liability, costs, expenses and damages suffered by KRL or GPK, their officers, employees and agents, including (to the extent permissible by law) the costs of defending or settling any Claim raised by any party

(c) KAL dan Thatcher secara tanggung renteng mengganti kerugian KRL, Romo Wachjo dan GPK atas setiap kerugian, kewajiban, biaya, pengeluaran dan kerusakan yang dialami KRL atau GPK, pejabat-pejabatnya, karyawan-karyawannya dan agen-agennya, termasuk

against KRL or GPK under or in connection with any of the Relevant Arrangements.

(sepanjang diizinkan oleh undang-undang) biaya-biaya pembelaan atau penyelesaian setiap Klaim yang ditimbulkan suatu pihak terhadap KRL atau GPK berdasarkan atau sehubungan dengan salah satu Pengaturan yang Relevan.

(d) If a person who is not a Thatcher Party makes a Claim which would have been covered under the preceding indemnities had the person been a Thatcher Party (a **Third Party Claim**) then KAL Group must use all reasonable endeavours to assist KRL and GPK in defending KRL, GPK and the Project against the Claim. If a person making a Third Party Claim asserts an interest originally arising or deriving from actions taken by the KAL Group prior to the time KRL invested in the Project, KAL Group indemnifies KRL and GPK for 8% of the reasonable costs of defending against the Claim.

(d) Jika sesorang yang bukan merupakan Pihak Thatcher mengajukan Klaim yang termasuk dalam penggantian kerugian jika orang tersebut adalah merupakan Pihak Thatcher (**Klaim Pihak Ketiga**) maka Kelompok KAL harus mengusahakan untuk membantu KRL dan GPK dalam membela KRL, GPK dan Proyek terhadap Klaim tersebut. Jika orang yang mengajukan Klaim Pihak Ketiga menuntut bunga yang berasal dari tindakan yang dilakukan oleh Kelompok KAL sebelum KRL melakukan investasi dalam Proyek, Kelompok KAL akan mengganti kerugian KRL dan GPK sebesar 8% dari biaya-biaya yang sewajarnya untuk membela terhadap Klaim tersebut.

2.4 Assignment

(a) KAL assigns all its rights under each of the Relevant Arrangements to KRL.

(b) Thatcher assigns all its rights under each of the Relevant Arrangements to KRL.

(c) KAL and Thatcher must promptly execute notices of assignment addressed to each party of the Relevant Arrangements in a form satisfactory to KRL and

2.4 Pengalihan

(a) KAL mengalihkan seluruh hak-haknya berdasarkan setiap Pengaturan yang Relevan kepada KRL.

(b) Thatcher mengalihkan seluruh hak-haknya berdasarkan setiap Pengaturan yang Relevan kepada KRL.

(c) KAL dan Thatcher harus secara tepat waktu menandatangani pemberitahuan pengalihan yang ditujukan kepada tiap-tiap pihak dalam Pengaturan

provide these to KRL within 7 days of the date of this document.

yang Relevan dalam bentuk yang memuaskan bagi KRL dan memberikan pemeberitahuan ini kepada KRL dalam waktu 7 haru setelah tanggal dokumen ini.

(d) In respect of each document included in the Relevant Arrangements which is a power of attorney:

(i) where KAL is appointed as the attorney or otherwise may act as an attorney or agent, KAL irrevocably appoints KRL as KAL's substitute attorney;

(ii) where Thatcher is appointed as the attorney or otherwise may act as an attorney or agent, Thatcher irrevocably appoints KRL as Thatcher's substitute attorney.

(d) Sehubungan dengan tiap dokumen yang termasuk dalam Pengaturan yang Relevan yang mana surat kuasa:

(i) dimana KAL ditunjuk sebagai kuasa atau dapat bertindak sebagai kuasa atau agen, KAL dengan tidak dapat ditarik kembali menunjuk KRL sebagai kuasa pengganti KAL;

(ii) dimana Thatcher ditunjuk sebagai kuasa atau dapat bertindak sebagai kuasa atau agen, Thatcher dengan tidak dapat ditarik kembali menunjuk KRL sebagai kuasa pengganti Thatcher.

(e) KAL and Thatcher must promptly execute any additional document reasonably requested by KRL to give effect to the rights of KRL under this clause 2.4 and the intention that KRL exclusively receives all rights and benefits of KAL and Thatcher under the Relevant Arrangements

(e) KAL dan Thatcher harus dengan tepat waktu menandatangani dokumen tambahan yang secara wajar diminta KRL untuk memberi efektivitas kepada hak-hak KRL berdasarkan ketentuan pasal 2.4 ini dan tujuan bahwa KRL secara eksklusif menerima seluruh hak-hak dan manfaat-manfaat KAL dan Tatcher berdasarkan Pengaturan yang Relevan.

2.5 Termination of Previous Deed

The parties terminate with immediate effect the Deed of Termination and Release dated 29 September 2009 between Thatcher Mining Pte Ltd, KAL Energy, Inc, Romo Nitiyudo Wachjo, Kangaroo Resources Ltd and PT Graha Panca Karsa (**Previous Deed**) and with immediate effect release each other from all accrued liability whatsoever without exception under the Previous Deed.

2.5 Pengakhiran Akta Sebelumnya

Para pihak mengakhiri, dengan keberlakuan secepat mungkin, Akta Pengakhiran dan Pelepasan tanggal 29 September 2009 antara Thatcher Mining Pte Ltd, KAL Energy, Inc, Romo Nitiyudo Wachjo, Kangaroo Resources Ltd dan PT Graha Panca Karsa (**Akta Sebelumnya**) dan dengan keberlakuan secepat mungkin membebaskan masing-masing pihak dari semua tanggung jawab apapun yang telah ada tanpa pengecualian berdasarkan Akta Sebelumnya.

3. WARRANTIES

Each party warrants that this document constitutes legal, valid and binding obligations, enforceable against it in accordance with its terms.

3. JAMINAN

Tiap pihak menjamin bahwa dokumen ini terdiri dari kewajiban-kewajiban yang legal, sah dan mengikat, serta dapat dilaksanakan sesuai dengan ketentuan-ketentuannya.

4. CONFIDENTIALITY AND ANNOUNCEMENT

4.1 Confidentiality of this document and announcements

Each party must treat the existence and terms of this document as confidential information and no announcement or communication relating to the negotiations of the parties or to the existence, subject matter or terms of this document may be made or authorised by a party unless:

(a) (**approval**) the other parties have first given their written approval;

(b) (**to certain persons**) the disclosure is to the party's employees, consultants, professional advisers, bankers, financial advisers or financiers or to a person whose consent

4. KERAHASIAAN DAN PENGUMUMAN

4.1 Kerahasiaan dokumen ini dan pengumuman

Setiap pihak harus memperlakukan keberadaan dan ketentuan dari dokumen ini sebagai informasi rahasia dan tidak ada pengumuman atau komunikasi terkait dengan negosiasi dari para pihak atau atas keberadaan, pokok materi atau ketentuan dari dokumen ini yang dapat dibuat atau diberikan kewenangan oleh suatu pihak kecuali:

(a) (**persetujuan**) pihak lainnya telah memberikan persetujuan tertulis mereka terlebih dahulu;

(b) (**kepada pihak tertentu**) pengungkapan adalah kepada pegawai, konsultan, penasihat profesional, bankir, penasihat keuangan atau pemodal dari pihak

is required under this document or for a transaction contemplated by it and those persons undertake to keep confidential any information so disclosed; or

atau kepada pihak yang persetujuannya dibutuhkan berdasarkan dokumen ini atau untuk transaksi yang dimaksudkan olehnya dan pihak tersebut berjanji untuk menjaga kerahasiaan informasi apapun yang diungkapkan; atau

(c) **(required by law)** the disclosure is made to the extent reasonably needed to comply with any applicable law or requirement of any Government Agency or regulatory body (including any relevant stock exchange), the party promptly gives notice of its intended disclosure to, and consults with, the other parties to the extent practicable.

(c) **(diharuskan oleh undang-undang)** pengungkapan dilakukan sepanjang secara wajar diperlukan untuk mematuhi peraturan yang berlaku atau persyaratan dari Badan Pemerintahan atau badan berdasarkan peraturan perundang-undangan (termasuk bursa efek terkait manapun), pihak tersebut dengan segera memberikan pemberitahuan atas pengungkapannya yang direncanakan kepada, dan berkonsultasi dengan, pihak lainnya sepanjang dapat dilaksanakan.

4.2 Stock exchange announcements

The parties must use all reasonable endeavours to agree in advance on the content of any announcement to any stock exchange in connection with this document, but nothing in this clause prevents an announcement as contemplated by clause 4.1(c).

4.2 Pengumuman bursa efek

Para pihak harus menggunakan semua upayanya yang wajar untuk memberikan persetujuan terlebih dahulu atas isi dari pengumuman dalam bursa efek manapun terkait dengan dokumen ini, namun tidak ada dalam pasal ini yang mencegah suatu pengumuman sebagaimana dimaksudkan dalam pasal 4.1(c).

5. NOTICE

5.1 Notices

(a) A notice, consent or other communication under this document is only effective if it is in writing, signed and either left at the addressee's address or sent to the addressee by mail or fax. If it is delivered, it is taken to have been received when it has been left at the addressee's address. If it is sent by mail, it is taken to have

5. PEMBERITAHUAN

5.1 Pemberitahuan

(a) Suatu pemberitahuan, persetujuan atau komunikasi lainnya berdasarkan dokumen ini hanyalah efektif jika dibuat secara tertulis, ditandatangani dan baik ditinggalkan di alamat penerima atau dikirimkan kepada penerima melalui surat atau faks. Jika ditinggalkan di alamat

been received three Business Days after it is posted. If it is sent by fax, it is taken to have been received when the addressee actually receives it in full and in legible form.

(b) A person's address and fax number are those set out below, or as the person notifies the sender:

KRL

Address:	Suit 3, Level 3, 1292 Hay Street, West Perth, Western Australia 6005
Fax number:	+61 8 6102 6990
Attention:	Mike Ralston

KAL

Address: c/- Brigitta I. Rahayoe and Partners
Suite 701, 7th Floor, Indofood Tower, Sudirman Plaza

Jl Jenderal Sudirman, Kav 76-78
Jakarta 12910
Indonesia

Fax number:	+62-21-5793-6620
Attention:	Mr. Rick Beckmann

Thatcher

Address: c/- Brigitta I. Rahayoe and Partners
Suite 701, 7th Floor, Indofood Tower, Sudirman Plaza
Jl Jenderal Sudirman, Kav 76-78
Jakarta 12910
Indonesia

penerima, hal tersebut dianggap telah diterima pada saat telah ditinggalkan di alamat penerima. Jika dikirimkan melalui surat, dianggap telah diterima tiga Hari Kerja setelah diposkan. Jika dikirimkan melalui faks, dianggap telah diterima saat penerima telah benar-benar menerima secara penuh dan dalam bentuk yang dapat dibaca.

(b) Alamat seseorang dan nomor faks adalah sebagaimana tertera dibawah, atau sebagaimana orang tersebut memberitahukan kepada pengirim:

KRL

Alamat:	Suit 3, Level 3, 1292 Hay Street, West Perth, Western Australia 6005
Nomor faks:	+61 8 6102 6990
U.p.:	Mike Ralston

KAL

Alamat: c/- Brigitta I. Rahayoe and Partners
Suite 701, Lantai 7, Indofood Tower, Sudirman Plaza

Jl Jenderal Sudirman, Kav 76-78 Jakarta 12910
Indonesia

Nomor faks:	+62-21-5793-6620
U.p.:	Mr. Rick Beckmann

Thatcher

Alamat: c/- Brigitta I. Rahayoe and Partners
Suite 701, Lantai 7, Indofood Tower, Sudirman Plaza
Jl Jenderal

			Sudirman, Kav 76-78 Jakarta 12910 Indonesia
Fax number:	+62-21-5793-6620	Nomor faks:	+62-21-5793-6620
Attention:	Mr. Rick Beckmann	U.p.:	Mr. Rick Beckmann

Romo Wachjo		**Romo Wachjo**	
Address:	Jl Pasir Putih VIII No 9, Ancol Timur, Pademangan, Jakarta 14430, Indonesia	Alamat:	Jl Pasir Putih VIII No 9, Ancol Timur, Pademangan, Jakarta 14430, Indonesia
Fax number:		Nomor faks:	
Attention:	Romo Wachjo	U.p.:	Romo Wachjo

6. AMENDMENT AND ASSIGNMENT

6.1 Amendment

This document can only be amended or replaced by another document executed by the parties.

6.2 Assignment

A party may only assign or otherwise deal with its rights under this document with the written consent of each other party.

7. GENERAL

7.1 Governing law

This document is governed by the law in force in the Republic of Indonesia.

7.2 Liability for expenses

Each party must pay its own expenses incurred in negotiating, executing, stamping and registering this document.

7.3 Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:

(a) no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b) a waiver of a right on one or more occasions does not operate as a waiver of that right or as an estoppel precluding enforcement of that

6. PERUBAHAN DAN PENGALIHAN

6.1 Perubahan

Dokumen ini hanya dapat diubah atau digantikan dengan dokumen lain yang ditandatangani oleh para pihak.

6.2 Pengalihan

Suatu pihak hanya dapat mengalihkan atau menjual hak-haknya berdasarkan dokumen ini dengan persetujuan tertulis dari masing-masing pihak.

7. KETENTUAN UMUM

7.1 Hukum yang Berlaku

Dokumen ini diatur berdasarkan hukum yang berlaku di Republik Indonesia.

7.2 Tanggungan atas pengeluaran

Tiap pihak harus membayar seluruh pengeluaran yang timbul dalam perundingan, penandatanganan, pemberian cap dan pendaftaran dokumen ini.

7.3 Pengesampingan Hak

Suatu hak hanya dapat dikesampingkan secara tertulis, serta ditandatangani oleh pihak yang memberikan pengesampingan, dan:

(a) tidak ada tindakan lain dari suatu pihak (termasuk kegagalan untuk melaksanakan atau tertundanya pelaksanaan hak) yang berlaku sebagai pengesampingan hak atau sebaliknya mencegah pelaksanaan hak;

(b) pengesampingan atas suatu hak pada satu atau beberapa kesempatan tidak berlaku sebagai pengesampingan hak

right if it arises again; and

(c) the exercise of a right does not prevent any further exercise of that right or of any other right.

7.4 Operation of this document

(a) Subject to paragraph (b), this document contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter, including the Deed of Termination and Release between the parties dated 29 September 2009, is replaced by this document and has no further effect.

(b) Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.

(c) Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

7.5 Disputes

(a) A party claiming that a Dispute has arisen must give written notice to the other party specifying the nature of the Dispute.

(b) If a Dispute is not resolved

tersebut jika timbul kembali; dan

(c) pelaksanaan atas suatu hak tidak mencegah pelaksanaan lebih lanjut atas hak tersebut ataupun hak lainnya.

7.4 Pelaksanaan dokumen ini

(a) Bergantung pada ayat (b), dokumen ini mengandung seluruh kesepakatan antara para pihak mengenai pokok materi. Adanya kesepahaman, perjanjian, penyataan atau jaminan sehubungan dengan pokok materi digantikan oleh dokumen ini dan tidak memiliki keberlakuan lebih lanjut.

(b) Tiap hak yang dimiliki seseorang berdasarkan dokumen ini adalah sebagai tambahan, serta tidak menggantikan atau membatasi, hak lainnya yang mungkin dimiliki orang tersebut.

(c) Tiap ketentuan dari dokumen ini yang tidak dapat dilaksanakan atau tidak dapat dilaksanakan sebagian, sedapat mungkin, agar dipisahkan sejauh diperlukan agar membuat dokumen ini dapat dilaksanakan, kecuali hal tersebut dapat berakibat material terhadap tujuan dokumen ini.

7.5 Sengketa

(a) Pihak yang menganggap bahwa suatu Sengketa telah timbul harus memberikan pemberitahuan tertulis kepada para pihak lain yang menjelaskan sifat dari sengketa.

(b) Jika suatu Sengketa tidak

within 30 days after a party gives a notice under clause 7.5(a), or within any longer period agreed by the parties, then any party may give notice to the other party that it requires the Dispute to be settled by arbitration. In that case, the Dispute will be referred to arbitration in English under the rules of the Singapore International Arbitration Centre (**SIAC**). The parties will agree upon an arbitrator from a panel recommended by SIAC or, failing agreement within 7 days after receipt of SIAC's list, the Secretary General of SIAC or his nominee will select an arbitrator.

dapat diselesaikan dalam jangka waktu 30 hari setelah salah satu pihak memberikan pemberitahuan berdasarkan 7.5(a), atau dalam jangka waktu lebih lama yang disetujui oleh para pihak, maka pihak manapun dapat memberitahu kepada para pihak lainnya bahwa Sengketa tersebut perlu diselesaikan melalui arbitrase. Dalam hal itu, Sengketa akan dirujuk ke arbitrase dalam bahasa Inggris berdasarkan aturan-aturan dari *Singapore International Arbitration Centre* (**SIAC**). Para pihak akan sepakat atas seorang arbiter dari panel yang direkomendasikan oleh SIAC atau, jika dalam waktu 7 hari sejak diterimanya daftar dari SIAC tidak juga tercapai kesepakatan, maka Sekretaris Jenderal SIAC atau perwakilannya akan memilih seorang arbiter.

(c) Any arbitration meetings or proceedings will be held in Singapore, unless the parties and the arbitrator agree otherwise.

(c) Rapat ataupun proses arbitrase akan diselenggarakan di Singapura, kecuali jika para pihak dan arbiter menyetujui sebaliknya.

(d) The parties must bear the costs of the arbitration in equal shares, unless the arbitrator decides otherwise.

(d) Para pihak harus menanggung biaya-biaya arbitrase dalam bagian yang sama, kecuali arbiter memutuskan sebaliknya.

(e) The decision of the arbitration is final and binding on the parties. No party may bring an appeal to any court or other authority in relation to the decision of the arbitration. Except to enforce the decision of the arbitration, no party may bring any action in any court in Indonesia or elsewhere in relation to a Dispute.

(e) Keputusan arbitrase adalah final dan mengikat terhadap para pihak. Para pihak tidak dapat mengajukan banding ke peradilan atau lembaga manapun sehubungan dengan keputusan arbitrase. Kecuali untuk menjalankan keputusan arbitrase, tidak ada pihak yang dapat mengajukan tindakan hukum pada peradilan di Indonesia atau dimanapun

berkaitan dengan Sengketa.

7.6 Exclusion of contrary legislation

Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

7.6 Pengecualian dari peraturan yang bertentangan

Setiap peraturan yang mempunyai dampak merugikan bagi kewajiban suatu pihak, atau pelaksanaan oleh suatu pihak atas suatu hak atau ganti rugi, berdasarkan dokumen ini dikecualikan hingga batas-batas yang diizinkan oleh hukum.

7.7 Inconsistency with other documents

If this document is inconsistent with any other document or agreement between the parties, this document prevails to the extent of the inconsistency.

7.7 Inkonsistensi dengan dokumen-dokumen lainnya

Jika dokumen ini tidak konsisten dengan dokumen lain atau perjanjian antara para pihak, maka dokumen ini berlaku.

7.8 Counterparts

This document may be executed in counterparts.

7.8 Salinan yang sama

Dokumen ini dapat ditandatangani dalam salinan yang sama.

7.9 Language

This document is executed in the English and Indonesian languages. In the event of an inconsistency, the English language version prevails.

7.9 Bahasa

Dokumen ini ditandatangani dalam Bahasa Inggris dan Bahasa Indonesia. Jika terdapat inkonsistensi, maka versi Bahasa Inggris yang berlaku.

EXECUTED as a deed

Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

DITANDATANGANI sebagai sebuah akta

Setiap orang yang menandatangani dokumen ini atas nama dari satu pihak berdasarkan sebuah surat kuasa menyatakan bahwa ia tidak mengetahui fakta atau keadaan apapun yang dapat mempengaruhi kewenangannya untuk melakukan hal tersebut berdasarkan surat kuasa tersebut.

EXECUTED by **KANGAROO RESOUCRES LIMITED** (***DITANDATANGANI** oleh **KANGAROO RESOUCRES LIMITED***)

/s/ Trevor Butcher

Signature of director (*Tanda tangan direktur*)

Signature of director/secretary (*Tanda tangan direktur/sekretaris*)

Name (*Nama*)

Name (*Nama*)

EXECUTED by **Romo Nitiyudo Wacho** in the presence of (***DITANDATANGANI** oleh **Romo Nitiyudo Wacho** dihadapan*):

Signature of witness (*Tanda tangan saksi*)

Name (*Nama*)

/s/ Romo Nitiyudo Wacho

Signature of Romo Nitiyudo Wachjo (*Tanda tangan Romo Nitiyudo Wachjo*)

Date (*Tanggal*)

EXECUTED for and on behalf of **Thatcher Mining Pte Ltd** by its duly authorised representative in the presence of (***DITANDATANGANI** untuk dan atas nama **Thatcher Mining Pte Ltd** oleh wakilnya yang sah dihadapan*):

Signature of witness (*Tanda tangan saksi*)

Name (*Nama*)

Signature of witness (*Tanda tangan saksi*)

Name (*Nama*)

/s/ Andrew Caminschi

Signature of representative (*Tanda tangan wakil*)

Name of representative (*Nama wakil*)

Date (*Tanggal*)

EXECUTED for and on behalf of **KAL Energy Inc** by its duly authorised representative in the presence of (***DITANDATANGANI*** *untuk dan atas nama* ***KAL Energy Inc*** *oleh wakilnya yang sah dihadapan*):

/s/ Andrew Caminschi

Signature of representative (*Nama wakil*)

Signature of witness (*Tanda tangan saksi*)

Name of representative (*Nama wakil*)

Name (*Nama*)

Date (*Tanggal*)

Signature of witness (*Tanda tangan saksi*)

Name (*Nama*)

EXECUTED for and on behalf of **PT Graha Panca Karsa** by its duly authorised representative in the presence of (***DITANDATANGANI*** *untuk dan atas nama* ***PT Graha Panca Karsa*** *oleh wakilnya yang sah dihadapan*):

/s/ Robert Wachjo

Signature of representative (*Tanda tangan wakil*)

ROMO NITIYUDO WACHJO (President Director)

Name of representative (*Nama wakil*)

Signature of witness (*Tanda tangan saksi*)

Date (*Tanggal*)

Name (*Nama*)

Signature of witness (*Tanda tangan saksi*)

Name (*Nama*)

EXECUTED for and on behalf of **PT Kubar Resources** by its duly authorised representative in the presence of (***DITANDATANGANI*** *untuk dan atas nama* ***PT Kubar Resources*** *oleh wakilnya yang sah dihadapan*):

/s/ Andrew Caminschi

Signature of representative (*Tanda tangan wakil*)

Name of representative (*Nama wakil*)

Date (*Tanggal*)

Signature of witness (*Tanda tangan saksi*)

Name (*Nama*)

Signature of witness (*Tanda tangan saksi*)

Name (*Nama*)

Schedule 4

CONDITIONS PRECEDENT (*PRASYARAT*)

Conditions Precedent for the benefit of KRL and KAL:

1. Each of the parties to the Transaction Documents has obtained all necessary corporate approvals for entry into the Transaction Documents and performance of its obligations under the Transaction Documents to which it is a party and has provided copies of these to the other parties.

2. An Indonesian and English bi-lingual version of this Cooperation Agreement including the Schedules has been prepared and executed by the parties. (For the avoidance of doubt, the bi-lingual versions of the Deed of Release and Deed of Assignment will be executed on Completion).

3. The consent of GPK and Romo Nitiyudo Wachjo to the execution of the Deed of Assignment.

Prasyarat untuk kepentingan dari KRL dan KAL:

1. Masing-masing dari pihak dalam Dokumen Transaksi telah mendapatkan semua persetujuan korporasi yang diperlukan untuk membuat Dokumen Transaksi dan pelaksanaan dari kewajiban-kewajibannya berdasarkan Dokumen Transaksi dimana ia adalah pihak dan telah menyediakan salinan-salinan yang diperlukan atasnya kepada pihak lainnya.

2. Sebuah versi dwi-bahasa yaitu dalam Bahasa Indonesia dan Inggris dari Perjanjian Kerjasama ini termasuk Lampiran-Lampirannya telah dipersiapkan dan ditandatangani oleh para pihak. (Untuk menghindari adanya keraguan, versi dwi-bahasa dari Akta Pembebasan dan Akta Pengalihan akan ditandatangani pada saat Penyelesaian).

3. Persetujuan GPK dan Romo Nitiyudo Wachjo untuk penandatanganan dari Akta Pengalihan.

Schedule 5

DEED OF ASSIGNMENT (*AKTA PENGALIHAN*)

DATE

PARTIES

Kangaroo Resources Limited, a limited liability company established under the laws of the Commonwealth of Australia, having Australian Company Number ACN 120 284 040 (**Assignor)**

KAL Energy, Inc, a limited liability company established under the laws of Delaware, United States of America with an office located at The World Trade Centre, 14th Floor, Jl Jenderal Sudirman Kav 29-31, Jakarta 12920, Indonesia (**Assignee**)

RECITALS

A. The Assignor wishes to assign the KAL Project Interest to the Assignee upon the terms and conditions in this document.

OPERATIVE PROVISIONS

1. Interpretation

Co-operation Agreement means the Co-peration Agreement entered into by the Assignor, Thatcher Mining Pte Ltd, the Assignee and PT Kubar Resources on or around the date of this document.

Framework Agreement means the Framework Agreement between KRL,

TANGGAL

PARA PIHAK

Kangaroo Resources Limited, suatu perseroan terbatas yang didirikan berdasarkan hukum Persemakmuran Australia, yang memiliki Nomor Perusahaan Australia **ACN 120 284 040 (Pemberi Pengalihan)**

KAL Energy, Inc, suatu perseroan terbatas yang didirikan berdasarkan hukum Delaware, Amerika Serikat, dengan kantor yang beralamat di The World Trade Centre, lantai 14, Jl Jenderal Sudirman Kav 29-31, Jakarta 12920, Indonesia (**Penerima Pengalihan**).

PENDAHULUAN

A. Pemberi Pengalihan berkeinginan untuk mengalihkan Kepentingan Proyek KAL kepada Penerima Pengalihan berdasarkan syarat-syarat dan ketentuan-ketentuan dalam dokumen ini.

KETENTUAN PELAKSANAAN

1. Interpretasi

Perjanjian Kerjasama berarti Perjanjian Kerjasama yang ditandatangani oleh dan antara Pemberi Pengalihan, Thatcher Mining Pte Ltd, Penerima Pengalihan dan PT Kubar Resources pada atau sekitar tanggal dari dokumen ini.

Perjanjian Framework berarti Perjanjian Framework antara KRL,